Exhibit 2.2
Execution Version

AMENDMENT
to
AMENDED AND RESTATED
PURCHASE AND SALE AGREEMENT
(2022-B PROJECTS ANNEX)

This AMENDMENT to AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, dated as of November 17, 2022 (the “Amendment”), is made and entered into by and among ESI ENERGY, LLC, a Delaware limited liability company (“ESI”), NEP US SELLCO, LLC, a Delaware limited liability company (“SellCo”), NEP US SELLCO II, LLC, a Delaware limited liability company (“SellCo II” and, together with SellCo, each a “Seller” and collectively, the “Seller” and, solely for the purposes of Articles IV, IX, X and XII of the Agreement, the term “Seller” shall also include ESI), and NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC, a Delaware limited liability company (“Purchaser”) (ESI, SellCo, SellCo II and Purchaser being sometimes hereinafter referred to individually as a “Party” and, collectively, as the “Parties”). Capitalized terms not otherwise defined herein shall have the same meanings when used herein as in the Agreement.
WHEREAS, ESI, SellCo and Purchaser are parties to that certain Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016 (as heretofore amended, amended and restated, supplemented and modified, the “Agreement”);
WHEREAS, Section 12.8(b) of the Agreement provides that the parties to the Agreement may amend the Agreement to include an additional Acquired Companies Annex by execution of an amendment to the Agreement that includes as an attachment the form of such additional Acquired Companies Annex;
WHEREAS, Section 12.10 of the Agreement provides that the parties to the Agreement may not assign the Agreement, nor any of their rights, interests or obligations under the Agreement, without the prior written consent of the other parties to the Agreement;
WHEREAS, the Parties desire to amend the Agreement to include, as an additional Acquired Companies Annex, the 2022-B Acquired Companies Annex for the 2022-B Acquired Companies (as defined in Attachment 1 hereto) in the form of Attachment 1 hereto;
WHEREAS, in connection with the 2022-B Acquired Companies Annex, the Parties desire (i) that SellCo be the “Seller” under the Agreement, but solely with respect to those 2022-B Acquired Companies identified and defined as the “SellCo Acquired Companies” in the 2022-B Acquired Companies Annex, (ii) that SellCo II be the “Seller” under the Agreement, but solely with respect to those 2022-B Acquired Companies identified and defined as the “SellCo II Acquired Companies” in the 2022-B Acquired Companies Annex, and (iii) to consent to SellCo’s assignment to SellCo II of all of SellCo’s rights, interest and obligations under the Agreement, but solely with respect to the 2022-B Acquired Companies Annex to the extent applicable to the SellCo II Acquired Companies; and
WHEREAS, on or about the date hereof, the Membership Interest Purchase Agreement, by and among NEP Renewables IV, LLC, NEP Renewables Holdings IV, LLC, NextEra Energy Partners, LP, and the Class B Purchasers (as defined therein) party thereto (the “CEPF MIPA”) is being executed by each of the parties thereto.
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NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement shall be amended, as follows:
1.     Amendment to Include an Additional Acquired Companies Annex. The Agreement is hereby amended to include, as an additional Acquired Companies Annex, the Acquired Companies Annex for the 2022-B Acquired Companies in the form of Attachment 1 hereto (the “2022-B Additional Acquired Companies Annex”), which 2022-B Additional Acquired Companies Annex shall now constitute, and hereafter constitute, a part of the Agreement and be incorporated in the Agreement for all purposes. All references in the Agreement to “Acquired Companies Annexes” or an “Acquired Companies Annex” shall hereafter include a reference to the 2022-B Additional Acquired Companies Annex and all references to “Acquired Companies” in the Agreement shall hereafter include a reference to the Acquired Companies described in such 2022-B Additional Acquired Companies Annex. The amount of the Base Purchase Price for the Acquired Companies Acquisition described in the 2022-B Additional Acquired Companies Annex is eight hundred five million dollars ($805,000,000).
2.     Assignment to SellCo II. SellCo hereby assigns to SellCo II all of its right, interest and obligations under the Agreement, but solely with respect to the 2022-B Acquired Companies Annex to the extent applicable to the SellCo II Acquired Companies.
3.    Disclaimer. Except as specifically provided in this Amendment, no other amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect. Any reference to the Agreement set forth in any document delivered in connection with the Agreement shall be deemed to include a reference to the Agreement as amended by this Amendment, whether or not so stated in such document. Except as specifically set forth in this Amendment, nothing in this Amendment and no action taken by the parties hereto shall be deemed or construed to in any manner enlarge, diminish or otherwise affect in any way the rights, remedies or defenses of the parties to the Agreement, at law, in equity or otherwise or related issues.
4.     Authorization and Enforceability. Each Party hereby represents and warrants that it is authorized to enter into this Amendment and that this Amendment constitutes the legal, valid and binding obligation of each such Party, enforceable in accordance with its terms.
5.     Governing Law. This Amendment, and all Disputes, claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Amendment or as an inducement to enter into this Amendment), whether for breach of contract, tortious conduct or otherwise, and whether predicated on common law, statute or otherwise, shall be governed by and construed in accordance with the internal substantive Laws of the State of Delaware without giving effect to any conflict or choice of law provision. Each Party to this Amendment hereby agrees that this Amendment involves at least $100,000 and that this Amendment has been entered into in express reliance on Section 2708 of title 6 of the Delaware Code.
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6.     Assignment; Binding Effect. Neither this Amendment nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of each other Party, and any attempt to do so will be void ab initio, except for assignments and transfers by operation of Law. This Amendment is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.
7.     Modification. This Amendment may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.
8.     Section Headings. Headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
9.     Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Any facsimile or portable document format (.pdf) copies hereof or signature hereon shall, for all purposes, be deemed originals.
[Signature page follows.]
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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.
ESI
ESI ENERGY, LLC

By: REBECCA J. KUJAWA
Name: Rebecca J. Kujawa
Title: President

SELLCO
NEP US SELLCO, LLC
By: MATTHEW ROSKOT
Name: Matthew Roskot
Title: Vice President

SELLCO II
NEP US SELLCO II, LLC
By: MATTHEW ROSKOT
Name: Matthew Roskot
Title: Vice President

PURCHASER
NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC
By: MATTHEW ROSKOT
Name: Matthew Roskot
Title: Vice President

Signature Page to Amendment to Amended and Restated Purchase and Sale Agreement

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ATTACHMENT 1

2022-B ADDITIONAL ACQUIRED COMPANIES ANNEX
[The 2022-B Additional Acquired Companies Annex follows this cover page]

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ACQUIRED COMPANIES ANNEX

for the

2022-B ACQUIRED COMPANIES

to

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

by and among

NEP US SELLCO, LLC and
NEP US SELLCO II, LLC,
as Seller,
ESI ENERGY, LLC,
for the limited purposes herein provided, jointly with
NEP US SellCo, LLC and NEP US SellCo II, LLC,
as Seller and
NEXTERA ENERGY PARTNERS ACQUISITIONS, LLC,

as Purchaser

dated as of November 17, 2022

This Acquired Companies Annex is an attachment to and intended to be a part of the Amended and Restated Purchase and Sale Agreement described above. Capitalized terms used in this Acquired Companies Annex and not defined herein shall have the same meanings when used in this Acquired Companies Annex as in the Amended and Restated Purchase and Sale Agreement described above (excluding any other Acquired Companies Annex thereto) or the Amendment (as defined herein), as applicable.

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PART I: PROJECT-SPECIFIC DEFINITIONS
Certain Definitions. As used herein:
“Acquired Companies” or “2022-B Acquired Companies” means, collectively, (a) the SellCo Acquired Companies and (b) the SellCo II Acquired Companies, and, individually, each of the foregoing is referred to herein as an “Acquired Company.”
“Acquired Companies Annex” or “2022-B Acquired Companies Annex” means this Acquired Companies Annex, including all of the Schedules, Exhibits and Appendices attached hereto.
“Actual Working Capital” shall be an amount equal to the actual working capital of the Acquired Companies as of the Closing Date set forth in cell “C13” in the worksheet labeled “Purchase Price Calculation” in the Portfolio Project Model after the Project Models have been re-run following the input of changes in the Working Capital Inputs made by the representatives of the Parties pursuant to subparagraph 3 of Part III of this Acquired Companies Annex.
“Agreement” has the meaning given to it in the recitals to the Amendment.
“Amendment” has the meaning given to it in the introductory paragraph of the Amendment to Amended and Restated Purchase and Sale Agreement (2022-B Projects Annex), dated as of November 17, 2022, to which this Acquired Companies Annex is attached.
“Appaloosa Run Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately one hundred and seventy-one and eight tenths (171.8)-megawatts nameplate capacity, that is included in the Appaloosa Run Wind Project.
“Appaloosa Run Wind Project” means the approximately one hundred and seventy-one and eight tenths (171.8)-megawatt wind power electric generating facility located in Upton County, Texas, including any ongoing development and construction with respect thereto.
“Appaloosa Run Wind Project Company” means Appaloosa Run Wind, LLC, a Delaware limited liability company.
“Balance Sheet Date” as used in Section 5.19 of the Agreement in respect of the transactions contemplated by this Acquired Companies Annex, means June 30, 2022.
“Base Purchase Price” means an amount equal to eight hundred five million dollars ($805,000,000).
“Bring-Down Consultant Reports” has the meaning given to it in subparagraph 3(a) of Part III of this Acquired Companies Annex.
“Build-Out Agreement (Emerald Breeze)” means the Build-Out Agreement to be entered into by and between Emerald Breeze Holdings and NEER, substantially in the form attached as
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Exhibit A-1 hereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.
“Build-Out Agreement (Operating Projects and Contributed Projects)” means the Build-Out Agreement to be entered into by and between NEP Renewables IV and NEER, substantially in the form attached as Exhibit A-2 hereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.
“CEPF Initial Closing” means the “Initial Closing,” as such term is defined in the CEPF MIPA.
“CEPF Initial Issuance” means the “Initial Issuance,” as such term is defined in the CEPF MIPA.
“CEPF MIPA” has the meaning given to it in the recitals to the Amendment.
“Closing Portfolio Project Model” means the Updated Portfolio Project Model, as finally determined pursuant to paragraph 3 of Part III of this Acquired Companies Annex.
“Closing Purchase Price” means an amount equal to the Base Purchase Price, as may be adjusted prior to the Closing, pursuant to subparagraph 3(a) of Part III of this Acquired Companies Annex, by (a) the amount (if any) of Estimated Working Capital (positive or negative), and (b) any adjustments to the Base Purchase Price (positive or negative) resulting from any adjustments prior to the Closing pursuant to subparagraph 3(a) of Part III of this Acquired Companies Annex. The Closing Purchase Price will be set forth in the Updated Portfolio Project Model at cell “C13” in the worksheet labeled “Purchase Price Calculation” in the Updated Portfolio Project Model.
“Closing Working Capital Input Updates” means with respect to (a) each of the Working Capital Inputs that shall have a value set forth in the Updated Portfolio Project Model, any changes to the value of such Working Capital Inputs as of the Closing Date, as set forth in the Post-Closing Updated Portfolio Project Model, from the values for such Working Capital Inputs set forth in the Updated Portfolio Project Model, or (b) each of the Working Capital Inputs (if any) that shall have no value set forth in the Updated Portfolio Project Model, the value of such Working Capital Inputs as of the Closing Date, as set forth in the Post-Closing Updated Portfolio Project Model.
“Commercial Operation” means with respect to each Emerald Breeze Project, “Commercial Operation,” as such term is defined in the applicable Power Purchase Agreement of such Project.
“Company Consents” means the Consents set forth under the heading “Company Consents” in Schedule 5.3 to this Acquired Companies Annex.
“Construction Costs” means the sum of (a) the aggregate amount of any and all costs, expenses and Delay Damages incurred by SellCo, the Emerald Breeze Acquired Companies, and each of their respective subsidiaries and Affiliates, to site, design, develop, engineer, supply, interconnect, procure equipment, materials or Permits for, or construct, startup, upgrade,

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commission or test each of the Emerald Breeze Projects, or any parts or components thereof, or material used therein, in each case, in order for such Emerald Breeze Project to achieve Commercial Operation and “Substantial Completion” and “Final Completion,” as such terms are defined, with respect to each Emerald Breeze Project, in the applicable engineering, procurement, and construction Contract(s) with respect to each such Emerald Breeze Project, and (b) the aggregate of all amounts paid by any of the Acquired Companies for Network Upgrades.
“Deductible Amount” means an amount equal to one percent (1.00%) of the Closing Purchase Price.
“Deferred Contributions” means any Deferred Contributions (as defined in the Emerald Breeze Company A&R LLC Agreement).
“Delay Damages” means any amounts payable by any Emerald Breeze Acquired Company and designated as compensation or liquidated damages for any “Commercial Operation Delay” or any delay in achieving “Substantial Completion,” “Final Completion” as such terms are defined, with respect to each Emerald Breeze Project, in the applicable engineering, procurement, and construction Contract(s) with respect to such Emerald Breeze Project, or any comparable terms having a comparable meaning.
“Delayed Asset Bring-Down Consultant Reports” means Bring-Down Consultant Reports for any Delayed Projects (other than any Returned Projects), solely to the extent of due diligence reports (a) other than for the environmental consultant, dated earlier than ninety (90) days prior to the applicable Delayed Asset Closing Date, and (b) with respect to the environmental consultant, dated earlier than one hundred and eighty (180) days prior to the applicable Delayed Asset Closing Date (or, in lieu of any such Bring-Down Consultant Report, written confirmation from the independent engineer or any such applicable consultant that there were no material adverse changes to such engineer’s or consultant’s report used, in part, as the basis for the Effective Date Portfolio Project Model or the Closing Portfolio Project Model, as applicable).
“Delayed Asset Closing” has the meaning set forth in paragraph 2(c) of Part VII of this Acquired Companies Annex.
“Delayed Asset Closing Date” has the meaning set forth in paragraph 2(c) of Part VII of this Acquired Companies Annex.
“Delayed Asset Outside Date” has the meaning set forth in paragraph 2(d) of Part VII of this Acquired Companies Annex.
“Delayed Asset Return” has the meaning given to it in subparagraph 3(a) of Part VII of this Acquired Companies Annex.
“Delayed Asset Return Changes” means, in the event that there shall be a Delayed Asset Return with respect to any Delayed Project(s) pursuant to paragraph 3 of Part VII, any changes to the value of the inputs set forth in the worksheets labeled “SIP Inputs,” “Tax Equity Inputs” and columns “J” through “Q” in row 14 in the worksheet labeled “Inputs” in the Post-Closing Updated Portfolio Project Model from the values set forth in the Closing Portfolio Project Model, solely to the extent such changes result from (a) the permanent removal and exclusion of such

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Delayed Project from this Acquired Companies Annex, and, as applicable, the transfer to the Seller of the applicable Returned Assets, pursuant to paragraph 3 of Part VII, and the related removal from the Portfolio Project Model of any inputs relating to such Returned Project(s), and (b) payment to Purchaser of the applicable Delayed Asset Return Payment pursuant to subparagraph 1(a) of Part III and resulting reduction in the Purchase Price.
“Delayed Asset Return Payment” has the meaning given to it in subparagraph 3(b) of Part VII of this Acquired Companies Annex.
“Delayed Assets” means (a) the Equity Interests of any Emerald Breeze Project Company that owns, directly or indirectly, a Delayed Project and (b) all other assets relating primarily to any such Emerald Breeze Project Company, or the Project or Property of such Emerald Breeze Project Company
“Delayed Closing Model Input Updates” means, in the event that there shall be a Delayed Asset Closing with respect to any Delayed Project(s) pursuant to paragraph 3 of Part VII (but subject to paragraph 3 of Part III), any changes to the value of the inputs set forth in the worksheets labeled “SIP Inputs,” and/or “Tax Equity Inputs” in the Post-Closing Updated Portfolio Project Model from the values set forth in the Closing Portfolio Project Model, solely to the extent such changes result from (a) Delayed Asset Bring-Down Consultant Reports for any such Delayed Project(s) (but excluding any matters included in such Delayed Asset Bring-Down Consultant Reports that, if included, would have resulted in an increase to the Purchase Price after giving effect to the adjustments pursuant to paragraph 3 of Part VII), (b) any Tax Equity Financing Changes, solely to the extent relating to such Delayed Project(s), or (c) any change in the date on which the Delayed Asset Closing for such Delayed Project(s) actually occurs, from the date on which such Delayed Asset Closing was estimated to occur in the Closing Portfolio Project Model.
“Delayed Project” means (a) any Emerald Breeze Project that (i) shall not have achieved Commercial Operation prior to the Closing, or (ii) the Emerald Breeze Tax Equity Financing with respect to such Emerald Breeze Project shall not have been consummated prior to the Closing and (b) the Eight Point Wind Project if the NY PSC Approval shall not have been obtained, in each case, (a) and (b), subject to the provisions of paragraph 2 of Part VII of this Acquired Companies Annex and subparagraph 1(b) of Part V of this Acquired Companies Annex, unless and until such time as the Delayed Asset Closing occurs with respect to such Delayed Project, at which time such Emerald Breeze Project and/or the Eight Point Wind Project, as applicable, shall cease to be a Delayed Project.
“Delayed Project Company” means any Project Company that owns a Delayed Project and whose Equity Interests shall be Delayed Assets pursuant to paragraph 2 of Part VII of this Acquired Companies Annex, unless and until such time as the Delayed Asset Closing occurs with respect to such Delayed Assets, at which time such Project Company shall cease to be a Delayed Project Company.
“Effective Date” means the date of the Amendment.
“Effective Date Portfolio Project Model” has the meaning given to it in subparagraph 1(b) of Part III of this Acquired Companies Annex.

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“Eight Point Delay” has the meaning given to it in subparagraph 2(a) of Part VII of this Acquired Companies Annex.
“Eight Point Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately one hundred and eleven and two tenths (111.2) -megawatts nameplate capacity, that is included in the Eight Point Wind Project.
“Eight Point Wind Project” means the approximately one hundred and eleven and two tenths (111.2)-megawatt wind power electric generating facility located in Steuben County, New York, including any ongoing development and construction with respect thereto.
“Eight Point Wind Project Company” means Eight Point Wind, LLC, a Delaware limited liability company.
“Elk City II Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately one hundred and six and nine tenths (106.9)-megawatts nameplate capacity, that is included in the Elk City II Wind Project.
“Elk City II Wind Funding” means Elk City II Wind Funding, LLC, a Delaware limited liability company.
“Elk City II Wind Holding Company” means, individually, any of Elk II/Sholes HoldCo, Elk City II Wind Funding and Southwest Wind, LLC, a Delaware limited liability company. and, collectively, all of the foregoing are referred to herein as the “Elk City II Wind Holding Companies.”
“Elk City II Wind Project” means the approximately one hundred and six and nine tenths (106.9)-megawatt wind power electric generating facility located in Roger Mills and Beckham Counties, Oklahoma including any ongoing development and construction with respect thereto.
“Elk City II Wind Project Company” means Elk City Renewables II, LLC, a Delaware limited liability company.
“Elk II/Sholes A&R LLC Agreement” has the meaning given to it in subparagraph 9 of Part VII of this Acquired Companies Annex.
“Elk II/Sholes HoldCo” means Elk City Sholes Holdings, LLC, a Delaware limited liability company.
“Elk II/Sholes Initial LLC Agreement” has the meaning given to it in subparagraph 9 of Part VII of this Acquired Companies Annex.
“Emerald Breeze Acquired Companies” means Emerald Breeze Holdings, Emerald Breeze Class A Holdings, the Emerald Breeze Company and each of the Emerald Breeze Project Companies.

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“Emerald Breeze Class A Holdings” means Emerald Breeze Class A Holdings, LLC, a Delaware limited liability company.
“Emerald Breeze Class A Member” means a “Class A Member” (as defined in the Emerald Breeze Company A&R LLC Agreement) of the Emerald Breeze Company.
“Emerald Breeze Class A Membership Interests” means the “Class A Membership Interests” (as defined in the Emerald Breeze Company A&R LLC Agreement) of the Emerald Breeze Company.
“Emerald Breeze Company” means Emerald Breeze, LLC, a Delaware limited liability company.
“Emerald Breeze Company A&R LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Emerald Breeze Company, by and among Emerald Breeze Class A Holdings, as the Emerald Breeze Class A Member and as managing member, and each “Class B Member” party thereto, to be entered into, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.
“Emerald Breeze Delay” has the meaning given to it in subparagraph 2(a) of Part VII of this Acquired Companies Annex.
“Emerald Breeze ECCA” means, with respect to any Emerald Breeze Project Company, the Equity Capital Contribution Agreement, and all amendments and supplements thereto (and any amendments and restatements thereof), entered into, or to be entered into, in connection with the issuance of Tax Equity Interests with respect to such Project Company (collectively, all such Equity Capital Contribution Agreements (and amendments and supplements thereto, and amendments and restatements thereof) with respect to the Emerald Breeze Tax Equity Financing for the Emerald Breeze Project Companies, the “Emerald Breeze ECCAs”).
“Emerald Breeze Holdings” means Emerald Breeze Holdings, LLC, a Delaware limited liability company.
“Emerald Breeze Holdings A&R LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Emerald Breeze Holdings, substantially in the form attached as Exhibit B hereto, to be entered into by and among (a) as Class B Member (as defined therein), Emerald Breeze Funding, LLC, a Delaware limited liability company, and (b) as Emerald Breeze Holdings Class A Member, each of the following: (i) SellCo, from the Effective Date (as defined therein) until the Closing, (ii) Purchaser, effective as of the Closing through the NEP Contribution Effective Time, (iii) NEP Renewables Holdings IV, effective as of the NEP Contribution Effective Time through the CEPF Initial Issuance, and (iv) NEP Renewables IV, effective from and after the CEPF Initial Issuance, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

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“Emerald Breeze Holdings Class A Member” means a “Class A Member” (as defined in the Emerald Breeze Holdings A&R LLC Agreement) of Emerald Breeze Holdings.
“Emerald Breeze Paygo Payments” means the proceeds received by Emerald Breeze Holdings in respect of any capital contributions made by the holders of Tax Equity Interests to the Emerald Breeze Company with respect to PTCs, pursuant the Emerald Breeze Company A&R LLC Agreement.
“Emerald Breeze Project” means, individually, as applicable, any of (a) the Great Prairie Wind Project, (b) the Appaloosa Run Wind Project, (c) the Eight Point Wind Project and (d) the Yellow Pine Solar Project, and, collectively, all of the foregoing are referred to herein as the “Emerald Breeze Projects.”
“Emerald Breeze Project Company” means, individually, as applicable, any of (a) the Great Prairie Wind Project Company, (b) the Appaloosa Run Wind Project Company, (c) the Eight Point Wind Project Company and (d) the Yellow Pine Solar Project Company, and, collectively, all of the foregoing are referred to herein as the “Emerald Breeze Project Companies.”
“Emerald Breeze Project Financing Document” means, with respect to the Emerald Breeze Company, any of the Emerald Breeze ECCA and the Emerald Breeze A&R LLC Agreement entered into (or to be entered into) in connection with the consummation of the Emerald Breeze Tax Equity Financing for the Emerald Breeze Project Companies, and, collectively, all of the foregoing are referred to herein as the “Emerald Breeze Project Financing Documents.”
“Emerald Breeze Tax Equity Financing” means, with respect to the Emerald Breeze Project Companies, the transactions contemplated by the Emerald Breeze ECCAs.
“Environmental Reimbursement” has the meaning given to it in subparagraph 6 of Part VII of this Acquired Companies Annex.
“ESI” has the meaning given to it in the preamble to the Amendment.
“Estimated Working Capital” means an amount (which may be positive or negative) equal to the estimated working capital of the Acquired Companies as of the Closing Date, calculated based on all Pre-Closing Working Capital Input Updates set forth in cell “C9” in the worksheet labeled “Purchase Price Calculation” in the Updated Portfolio Project Model.
“Excluded Items” means the items of Property or personal property described on Schedule 7.12 to this Acquired Companies Annex.
“Existing Phase I Reports” means, collectively, each of the environmental site assessments, if any, for each of the Operating Projects, together with any bringdowns thereof, delivered to the Purchaser prior to the Effective Date.

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“Facility” means, as applicable, any of (a) with respect to the Appaloosa Run Wind Project Company, the Appaloosa Run Wind Facility; (b) with respect to the Eight Point Wind Project Company, the Eight Point Wind Facility; (c) with respect to the Elk City II Wind Project Company, the Elk City II Wind Facility; (d) with respect to the Great Prairie Wind Project Company, the Great Prairie Wind Facility; (e) with respect to the Sac County Wind Project Company, the Sac County Wind Facility; (f) with respect to the Sholes Wind Project Company, the Sholes Wind Facility; and (g) with respect to the Yellow Pine Solar Project Company, the Yellow Pine Solar Facility, individually, and, collectively, all of the foregoing are referred to herein as the “Facilities.”
“FERC” means the Federal Energy Regulatory Commission, or its successor.
“FERC Approval” has the meaning given to it in subparagraph 9 of Part VII of this Acquired Companies Annex.
“Great Prairie Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately one thousand and twenty-nine and three tenths (1029.3)-megawatts nameplate capacity, that is included in the Great Prairie Wind Project.
“Great Prairie Wind Project” means the approximately one thousand and twenty-nine and three tenths (1029.3)-megawatt wind power electric generating facility located in Hansford County, Texas and Texas County, Oklahoma, including any ongoing development and construction with respect thereto.
“Great Prairie Wind Project Company” means Great Prairie Wind, LLC, a Delaware limited liability company.
“Identified Environmental Losses” means any losses, damages or liabilities incurred by the Acquired Companies as a result of (i) environmental conditions identified in a Phase I Report that are not identified in the corresponding Existing Phase I Report, or (ii) environmental conditions identified in a Phase I Report that are identified in the corresponding Existing Phase I Report, which environmental conditions have changed such that additional losses, damages or liabilities are to be incurred by the Acquired Companies.
“Identified Litigation Losses” means any losses, damages or liabilities incurred by Yellow Pine Solar, LLC, arising out of that certain action challenging the Bureau of Land Management’s 2020 Record of Decision at Basin and Range Watch et al. v. BLM, IBLA Docket NO. 2021-0119 but only to the extent not reimbursed, indemnified or insured by any Person other than an Acquired Company.
“Interests” has the meaning given to it in paragraph 1 of Part II of this Acquired Companies Annex.

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“Knowledge” means, when used in the Agreement with respect to Seller and relating to the transactions contemplated by this Acquired Companies Annex, the actual knowledge of the individuals listed on Schedule K to this Acquired Companies Annex with respect to matters identified therein, without any duty of inquiry.
“Litigation Reimbursement” has the meaning given to it in subparagraph 8 of Part VII of this Acquired Companies Annex.
“Management Presentation” has the meaning set forth in Schedule 5.23 of this Acquired Companies Annex.
“Maximum Indemnification Amount” means fifteen percent (15%) of the Closing Purchase Price.
“NEER” means NextEra Energy Resources, LLC, a Delaware limited liability company.
“NEP Contribution Effective Time” means the effective time of the contribution by Purchaser of all of the Interests to NEP Renewables Holdings IV pursuant to a contribution agreement or similar agreement to be entered into between Purchaser and NEP Renewables Holdings IV, following consummation of the Closing and prior to the CEPF Initial Issuance.
“NEP Renewables Holdings IV” means NEP Renewables Holdings IV, LLC, a Delaware limited liability company.
“NEP Renewables IV” means NEP Renewables IV, LLC, a Delaware limited liability company.
“Network Upgrades” has the meaning, with respect to any Acquired Company, set forth in the applicable interconnection agreement to which such Acquired Company is a party.
“Neutral Auditor” means Duff & Phelps or, if Duff & Phelps is unwilling or unable to serve as Neutral Auditor under this Acquired Companies Annex, such other independent, internationally recognized accounting, valuation or consultant firm as shall be mutually agreed to by Purchaser and Seller.
“NY PSC” means the New York Public Service Commission, or any successor thereto.
“NY PSC Approval” means both approvals of the NY PSC to the extent required to consummate the indirect change to the ownership of the Eight Point Wind Project as contemplated by the Transaction Documents.
“Operating Project” means, individually, as applicable, any of (a) the Elk City II Wind Project, (b) the Sac County Wind Project and (c) the Sholes Wind Project, and, collectively, all of the foregoing are referred to herein as the “Operating Projects.”

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“Operating Project Company” means, individually, as applicable, any of the (a) Elk City II Wind Project Company, (b) the Sac County Wind Project Company and (c) the Sholes Wind Project Company, and, collectively, all of the foregoing are referred to herein as the “Operating Project Companies.”
“Outside Date” has the meaning given to it in paragraph 3 of Part VIII of this Acquired Companies Annex.
“Phase I Reports” means, collectively, each of the environmental site assessments for each of the Operating Projects, dated not earlier than one hundred eighty (180) days prior to the Closing Date.
“Portfolio Project Model” means the financial model for the Acquired Companies that has been agreed to by the Parties as of the Effective Date as the model to be used for purposes of the calculation of the adjustments to the Base Purchase Price and the Closing Purchase Price as provided in Part III of this Acquired Companies Annex.
“Post-Closing Dispute Notice” has the meaning given to it in subparagraph 3(c) of Part III of this Acquired Companies Annex.
“Post-Closing Model Input Updates” means any changes to the value of the inputs set forth in the worksheets labeled “SIP Inputs,” and/or the “Tax Equity Inputs” in the Portfolio Project Model from the values of such inputs set forth in the Closing Portfolio Project Model, to the extent such changes result from (a) any Delayed Closing Model Input Updates, (b) any Pre-Closing Model Input Updates set forth in a Pre-Closing Dispute Notice and (c) any Delayed Asset Return Changes.
“Post-Closing Purchase Price Adjustment Payment” has the meaning given to it in subparagraph 3(e) of Part III of this Acquired Companies Annex.
“Post-Closing Updated Portfolio Project Model” has the meaning given to it in paragraph 3(c) of Part III of this Acquired Companies Annex.
“Post-Closing Working Capital Adjustment Payment” shall be an amount, if any, which amount may be a positive or negative number, equal to (a) Actual Working Capital minus (b) Estimated Working Capital.
“Post-Closing Working Capital Adjustments” has the meaning given to it in paragraph 3(c) of Part III of this Acquired Companies Annex.
“Power Purchase Agreement” means each of the agreements listed on Schedule 5.11(a)(i) to this Acquired Companies Annex and any other purchase and sale agreement with respect to the offtake of electricity, capacity, and ancillary services and any Contract for differences, in each case, to which any Acquired Company becomes a party after the Effective Date with respect to any of the Projects.

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“Pre-Closing Dispute Notice” has the meaning given to it in paragraph 3(a) of Part III of this Acquired Companies Annex.
“Pre-Closing Model Input Updates” means any changes to the value of the inputs set forth in the worksheets labeled “SIP Inputs,” and/or “Tax Equity Inputs” in the Updated Portfolio Project Model from the values of such inputs set forth in the Effective Date Portfolio Project Model, solely to the extent such changes result from (a) the Bring-Down Consultant Reports (but excluding any matters included in such Bring-Down Consultant Reports that, if included, would have resulted in an increase to the Purchase Price after giving effect to the adjustments pursuant to paragraph 3 of Part VII), (b) any Tax Equity Financing Changes, (c) solely with respect to any Delayed Project(s), any change to the date upon which the Delayed Asset Closing is expected to occur for such Delayed Project(s) from the date set forth in the Effective Date Portfolio Project Model, or (d) without limiting clause (c), any Emerald Breeze Project achieving Commercial Operation prior to Closing but after the applicable date set forth in the Effective Date Portfolio Project Model with respect to such Project.
“Pre-Closing Working Capital Input Updates” means the value of the Working Capital Inputs set forth in cell “C9” in the worksheet labeled “Purchase Price Calculation” in the Updated Portfolio Project Model.
“Project” means, as applicable, any of the Emerald Breeze Projects or the Operating Projects, individually, and, collectively, all of the foregoing are referred to herein as the “Projects.”
“Project Activities” means, as of any date, with respect to any Acquired Company, all activities performed or undertaken as of such date by such Acquired Company (and its subsidiaries) in connection with or related to the development (including design and engineering), financing, construction (including supply and installation), commissioning (including testing), ownership, operation, maintenance, and use of Projects and Facilities of such Acquired Company (or its subsidiaries).
“Project Company” means, as applicable, any of the Emerald Breeze Project Companies and the Operating Project Companies, individually, and, collectively, all of the foregoing are referred to herein as the “Project Companies.”
“Project Company Interests” means, with respect to any Project Company, the issued and outstanding Equity Interests of such Project Company and, with respect to all Project Companies, collectively, the issued and outstanding Equity Interests of all Project Companies.
“PTC” means the renewable electricity production credit under Section 45 of the Code (including generation-based federal tax credits under Section 45 of the Code or any other applicable sections of the Code).
“Purchase Price” has the meaning given to it in subparagraph 3(f) of Part III of this Acquired Companies Annex.
“Purchaser Consents” means the Consents set forth under the heading “Purchaser Consents” in Schedule 7.1 to this Acquired Companies Annex.

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“Remaining Disputed Matters” has the meaning given to it in subparagraph 3(d) of Part III of this Acquired Companies Annex.
“Returned Asset Value” means the amount, with respect to each Returned Project (if any), as set forth in the worksheet labeled “Purchase Price Calculation” in the Portfolio Project Model.
“Returned Assets” has the meaning given to it in subparagraph 3(a) of Part VII of this Acquired Companies Annex.
“Returned Project” has the meaning given to it in subparagraph 3(a) of Part VII of this Acquired Companies Annex.
“Returned Project Company” has the meaning given to it in subparagraph 3(a) of Part VII of this Acquired Companies Annex.
“Sac County Wind A&R LLC Agreement” has the meaning given to it in subparagraph 9 of Part VII of this Acquired Companies Annex.
“Sac County Wind Class A Holdings” means Sac County Wind Class A Holdings, LLC, a Delaware limited liability company.
“Sac County Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately eighty and three tenths (80.3)-megawatts nameplate capacity, that is included in the Sac County Wind Project.
“Sac County Wind HoldCo” means Sac County Wind Holdings, LLC, a Delaware limited liability company.
“Sac County Wind Holding Company” means, individually, as applicable, any of (i) Sac County Wind HoldCo and (ii) Sac County Wind Class A Holdings, and, collectively, all of the foregoing are referred to herein as the “Sac County Wind Holding Companies.”
“Sac County Wind LLC Agreement” has the meaning given to it in subparagraph 9 of Part VII of this Acquired Companies Annex.
“Sac County Wind Project” means the approximately eighty and three tenths (80.3)-megawatt wind power electric generating facility located in Sac County, Iowa including any ongoing development and construction with respect thereto.
“Sac County Wind Project Company” means Sac County Wind, LLC, a Delaware limited liability company.
“SellCo” has the meaning given to it in the preamble to the Amendment.

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“SellCo Acquired Company” means, individually, as applicable, any of (a) Emerald Breeze Holdings, (b) Emerald Breeze Class A Holdings, (c) the Emerald Breeze Company, (d) the Elk City II Wind Holding Companies, (e) the Sholes Wind Holding Companies, (f) the Emerald Breeze Project Companies, (g) the Elk City II Wind Project Company and (h) the Sholes Wind Project Company, and, collectively, all of the foregoing are referred to herein as the “SellCo Acquired Companies.”
“SellCo II” has the meaning given to it in the preamble to the Amendment.
“SellCo II Acquired Company” means, individually, as applicable, any of (a) the Sac County Wind Holding Companies and (b) the Sac County Wind Project Company, and, collectively, all of the foregoing are referred to herein as the “SellCo II Acquired Companies.”
“Seller” has the meaning given to it in the preamble to the Amendment.
“Seller Consents” means the Consents set forth under the heading “Seller Consents” in Schedule 7.1 to this Acquired Companies Annex.
“Sholes Wind Class A Holdings” means Sholes Wind Class A Holdings, LLC, a Delaware limited liability company.
“Sholes Wind Facility” means the wind power electric generating facility, including the foundations, towers, wind turbine generators, electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of approximately one hundred sixty (160)-megawatts nameplate capacity, that is included in the Sholes Wind Project.
“Sholes Wind Funding” means Sholes Wind Funding, LLC, a Delaware limited liability company.
“Sholes Wind Holding Company” means, individually, as applicable, any of (i) Elk II/Sholes HoldCo, (ii) Sholes Wind Funding and (iii) Sholes Wind Class A Holdings, and, collectively, all of the foregoing are referred to herein as the “Sholes Wind Holding Companies.”
“Sholes Wind Project” means the approximately one hundred sixty (160)-megawatt wind power electric generating facility located in Wayne County, Nebraska including any ongoing development and construction with respect thereto.
“Sholes Wind Project Company” means Sholes Wind, LLC, a Delaware limited liability company.
“Subcontractor Delay Liquidated Damages” means any payments received by any of the Acquired Companies designated as compensation for any delay or liquidated damages relating to the construction, development, or testing of any Emerald Breeze Project (including any payment received under any turbine or module supply agreement, or module or turbine construction Contract).

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“Tax Equity Financing Change” means an event in which any portion of the Emerald Breeze Tax Equity Financing with respect to the Emerald Breeze Projects shall have been consummated after the Effective Date on economic terms that affect the value of the Tax Equity Inputs (as compared to the value of such Tax Equity Inputs set forth in the Effective Date Portfolio Project Model), but solely if and to the extent resulting from a change in (a) the amount or timing of Emerald Breeze Paygo Payments (or the calculation thereof), (b) the Targeted Flip Date (as such term is defined in the Emerald Breeze Company A&R LLC Agreement), or (c) the percentage of net profits or net losses of the Emerald Breeze Company allocated to the Emerald Breeze Tax Equity Class A Membership Interests.
“Tax Equity Inputs” means the inputs to the Portfolio Project Model in the worksheets labeled “Tax Equity 1 – Inputs”, subject to adjustment in accordance with Part III of this Acquired Companies Annex.
“Tax Equity Interests” means, as of any date, such Equity Interests, if any, of any Emerald Breeze Acquired Company (or subsidiary thereof), held by Tax Equity Investors as of such date.
“Tax Equity Investors” means, as of any date, the holders, as of such date, of issued and outstanding Equity Interests of any Emerald Breeze Acquired Company (or subsidiary thereof) that were issued pursuant to the applicable Emerald Breeze Project Financing Documents.
“Title Company” means, with respect to each Title Policy, the title insurance company set forth (or to be set forth) with respect to such Title Policy on Schedule Title Policies to this Acquired Companies Annex.
“Title Policy” means, as applicable, any owner’s policy of title insurance set forth (or to be set forth) on Schedule Title Policies to this Acquired Companies Annex. Notwithstanding any other provision of the Agreement or this Acquired Companies Annex, Seller shall be permitted to update Schedule Title Policies after the Effective Date and prior to Closing.
“Updated Portfolio Project Model” has the meaning given to it in subparagraph 3(a) of Part III of this Acquired Companies Annex.
“Working Capital Inputs” means the inputs in cells “C9” through “P50” in the worksheet labeled “Working Capital” in the Portfolio Project Model.
“Yellow Pine Solar Facility” means the solar photovoltaic electric generating facility, including the photovoltaic modules, inverters, trackers, the ground-mount racking systems, the electrical collection systems, access roads and other equipment, materials and improvements associated therewith, for an estimated total of one hundred and twenty-five (125)-megawatts AC net capacity, that are included in the Yellow Pine Solar Project, and the approximately sixty-five (65)-megawatt energy storage system, which is to be connected to such solar photovoltaic electric generating facility and includes any ongoing development and construction with respect thereto.

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“Yellow Pine Solar Project” means the approximately one hundred and twenty-five (125)-megawatt solar photovoltaic electric generating facility to be connected to an approximately sixty-five (65)-megawatt energy storage system both located in Clark County, Nevada, including any ongoing development and construction with respect thereto.
“Yellow Pine Solar Project Company” means Yellow Pine Solar, LLC, a Delaware limited liability company.

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PART II: ACQUIRED INTERESTS AND OWNERSHIP STRUCTURE

1.The “Interests” to be acquired by Purchaser will be (A) from SellCo, one hundred percent (100%) of the issued and outstanding (i) “Class A Units” of Emerald Breeze Holdings and (ii) “Class B Membership Interests” of Elk II/Sholes HoldCo and (B) from SellCo II, one hundred percent (100%) of the issued and outstanding “Class B Membership Interests” of Sac County Wind HoldCo.
2.As of immediately prior to the Closing, SellCo will be (i) the sole Emerald Breeze Holdings Class A Member and the sole owner of one hundred percent (100%) of the issued and outstanding Emerald Breeze Holdings Class A Units, and (ii) the sole “Class B Member” of Elk II/Sholes HoldCo and sole owner of one hundred percent (100%) of the issued and outstanding “Class B Membership Interests” of Elk II/Sholes HoldCo.
3.As of immediately prior to the Closing, Elk II/Sholes HoldCo will be (i) the sole member and sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Elk City II Wind Funding and (ii) the sole member and sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Sholes Wind Funding.
4.As of immediately prior to the Closing, SellCo II will be the sole member and sole owner of one hundred percent (100%) of the issued and outstanding “Class B Membership Interests” of Sac County Wind HoldCo.
5.As of immediately prior to the Closing, Emerald Breeze Holdings will be the sole member and sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Emerald Breeze Class A Holdings.
6.As of immediately prior to the Closing, Emerald Breeze Class A Holdings will be the sole Emerald Breeze Class A Member and sole owner of one hundred percent (100%) of the issued and outstanding Emerald Breeze Class A Membership Interests.
7.As of immediately prior to the Closing, except as set forth in Schedule 4.3, Emerald Breeze Holdings will, directly or indirectly, own one hundred percent (100%) of the issued and outstanding Equity Interests (other than Tax Equity Interests) of each of the Emerald Breeze Project Companies.
8.As of immediately prior to the Closing, the Yellow Pine Project Company will own fifty percent (50%) of the Equity Interests of Yellow Pine Interconnect, LLC, a Delaware limited liability company, that, as of immediately prior to the Closing, constitute fifty percent (50%) of the issued and outstanding Equity Interests of Yellow Pine Interconnect, LLC.
9.As of immediately prior to the Closing, Elk City II Wind Funding will be the sole “Class A Member” of Southwest Wind, LLC, a Delaware limited liability company, and sole owner of one hundred percent (100%) of the issued and outstanding “Class A Membership Interests” of Southwest Wind, LLC, a Delaware limited liability company.

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10.As of immediately prior to the Closing, Southwest Wind, LLC, a Delaware limited liability company, will be the sole member and sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of the Elk City II Wind Project Company.
11.As of immediately prior to the Closing, Sac County Wind HoldCo will be the sole “Class A Member” and the sole owner of one hundred percent (100%) of the issued and outstanding “Class A Membership Interests” of Sac County Wind Class A Holdings.
12.As of immediately prior to the Closing, Sac County Wind Class A Holdings will be the sole “Class A Member” of the Sac County Wind Project Company and the sole owner of one hundred percent (100%) of the issued and outstanding “Class A Membership Interests” of the Sac County Wind Project Company.
13.As of immediately prior to the Closing, Sholes Wind Funding will be the sole member and sole owner of one hundred percent (100%) of the issued and outstanding Equity Interests of Sholes Wind Class A Holdings.
14.As of immediately prior to the Closing, Sholes Wind Class A Holdings will be the sole “Class A Member” of the Sholes Wind Project Company and the sole owner of one hundred percent (100%) of the issued and outstanding “Class A Membership Interests” of the Sholes Wind Project Company.

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PART III: TRANSACTION TERMS AND CONDITIONS
1.Transaction; Purchase Price.
(a)At the Closing, Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser, on the Closing Date, all of Seller’s right, title and interest in, to and under the applicable Interests. The aggregate consideration to be paid by Purchaser for the purchase of the Interests to which this Acquired Companies Annex applies shall consist of payment, as provided in paragraph 2 of this Part III of the following:
i.an amount equal to the Closing Purchase Price, which amount shall be paid by Purchaser to Seller at the Closing, as provided in paragraph 2 of this Part III; plus or minus (as applicable)
ii.an amount equal to the Post-Closing Purchase Price Adjustment Payment, if any, which amount may be a positive or negative number, and which amount, if applicable, shall be paid as provided in subparagraph 3(e) of this Part III; plus or minus (as applicable)
iii.an amount equal to the Post-Closing Working Capital Adjustment Payment, if any, which amount may be a positive or negative number, and which amount, if applicable, shall be paid as provided in subparagraph 3(e) of this Part III; minus
iv.if there shall be a Delayed Asset Return, an amount equal to the Delayed Asset Return Payment, to the extent payable by Seller pursuant to paragraph 3(b) of Part VII.
(b)The Portfolio Project Model agreed upon by the Parties as of the Effective Date is attached hereto as the “Effective Date Portfolio Project Model”. The Effective Date Portfolio Project Model sets forth the Base Purchase Price agreed upon by the Parties as of the Effective Date. The Base Purchase Price shall be adjusted prior to the Closing by (i) the amount of Estimated Working Capital (whether positive or negative), and (ii) any adjustments resulting from Pre-Closing Model Input Updates (if any) pursuant to paragraph 1(c) of this Part III.
(c)In connection with Seller’s delivery to Purchaser of the Updated Portfolio Project Model, if any, required pursuant to paragraph 3(a) of this Part III, such Updated Portfolio Project Model shall include any Pre-Closing Working Capital Input Updates. Contemporaneous with Seller’s delivery of the Updated Portfolio Project Model, Seller shall deliver to Purchaser (i) a reasonably detailed calculation of the Estimated Working Capital, if any, as determined in good faith by Seller, and (ii) a schedule setting forth the components of any Pre-Closing Working Capital Input Updates. Seller shall provide Purchaser with an opportunity to comment upon Seller’s calculation of Estimated Working Capital, and Seller shall consider any such comments in good faith and shall make such adjustments (if any) to Seller’s

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calculation of Estimated Working Capital based on any such comments in accordance with the procedures set forth in paragraph 3(a) of this Part III.
2.Manner and Forms of Payment of Purchase Price. The Closing Purchase Price shall be paid in cash on the Closing Date by wire transfer of immediately available U.S. funds to such account or accounts as Seller may specify in a written notice given to Purchaser at least two (2) Business Days prior to the Closing Date. All payments made following the Closing Date of any amounts due to Seller as an adjustment to the Purchase Price shall be made by wire transfer of immediately available U.S. funds to one of the accounts previously specified by the applicable Seller and selected by Purchaser, unless one of such accounts or another account is specified by Seller in a written notice given to Purchaser (not less than two (2) Business Days prior to the date on which any such payment is due to be made). All payments made following the Closing Date of any amounts due to Purchaser as an adjustment to the Purchase Price shall be made by wire transfer of immediately available U.S. funds to such account or accounts as Purchaser may specify in a written notice given to Seller not less than two (2) Business Days prior to the date on which any such payment is due to be made.
3.Purchase Price Calculation and Adjustments.
(a)Prior to the Closing Date, Seller shall deliver to Purchaser (i) (A) bring-down reports for those due diligence reports from the independent engineer and insurance consultant with respect to each of the Emerald Breeze Projects (other than any Delayed Projects), solely to the extent of due diligence reports dated earlier than ninety (90) days prior to the Closing Date and (B) bring-down reports for those due diligence reports from the environmental consultant with respect to each of the Emerald Breeze Projects (other than any Delayed Projects) to the extent of due diligence reports dated earlier than one hundred and eighty (180) days prior to the Closing Date (or, in each case, in lieu thereof, written confirmation from the independent engineer, insurance consultant or environmental consultant that there were no material adverse changes to such engineer’s or consultant’s report used, in part, as the basis for the Effective Date Portfolio Project Model) (collectively, the “Bring-Down Consultant Reports”), and (ii) the Portfolio Project Model revised, if necessary, to reflect any Pre-Closing Model Input Updates (the “Updated Portfolio Project Model”); provided that (A) without the prior written consent of Purchaser, the Updated Portfolio Project Model shall not reflect any changes to the value of any inputs, assumptions or methodology contained in the Portfolio Project Model from the values of such inputs, assumptions or methodology set forth in the Effective Date Portfolio Project Model, other than any Pre-Closing Model Input Updates, (B) the Updated Portfolio Project Model shall utilize each of the same case assumptions used and agreed to in connection with the Effective Date Portfolio Project Model, as such cases are updated to reflect any Pre-Closing Model Input Updates, and (C) if there shall be any Delayed Assets, Seller shall only be required to deliver to Purchaser prior to the Closing any Delayed Asset Bring-Down Consultants Reports that it actually receives prior to the Closing Date. The first calendar period reflected in the Updated Portfolio Project Model shall be adjusted such that the measurement period thereof shall begin on the Closing Date. The Updated Portfolio Project Model shall include the proposed resulting adjustment, if any, to the amount of the Base Purchase Price, after giving effect to the Pre-Closing Model Input Updates that results in a

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return to Purchaser as set forth in cell “D44” in the worksheet labeled “DCF.” Seller shall provide Purchaser with an opportunity to comment upon the Updated Portfolio Project Model, and Seller shall consider any such comments in good faith and shall make such adjustments (if any) to the Updated Portfolio Project Model based on any such comments as Seller shall determine in good faith are appropriate. In the event that Seller determines not to make adjustments to the Updated Portfolio Project Model based on any such comments provided by Purchaser, then, at least one (1) Business Day prior to the Closing Date, Purchaser shall have the right to submit to Seller a written dispute notice with respect to such comments to the Updated Portfolio Project Model, describing in reasonable detail the specific line items and values that are in dispute and the reasons for such dispute (any such written notice, the “Pre-Closing Dispute Notice”). All such disputed items set forth in a Pre-Closing Dispute Notice shall be resolved, together with all disputed items set forth in a Post-Closing Dispute Notice (if any) delivered pursuant to paragraph 3(c), in accordance with paragraph 3(c) and/or paragraph 3(d) of this Part III.
(b)The Updated Portfolio Project Model delivered by Seller, subject to adjustment to reflect changes, if any, made by Seller, after considering in good faith any comments made by Purchaser pursuant to paragraph 3(a) of this Part III, shall be utilized by the Parties in determining the Closing Purchase Price, and shall be final and binding on the Parties with respect thereto, except for any items set forth in a Pre-Closing Dispute Notice, and subject to any adjustments to the Closing Purchase Price to reflect any Post-Closing Model Input Updates in connection with the Post-Closing Updated Portfolio Project Model (if any) pursuant to paragraph 3(c) and/or paragraph 3(d) of this Part III. Except for (i) any disputes set forth in a Pre-Closing Dispute Notice delivered prior to the Closing pursuant to and in accordance with paragraph 3(a) of this Part III or a Post-Closing Dispute Notice delivered after the Closing pursuant to paragraph 3(c) of this Part III, and, (ii) to the extent any adjustments to the Purchase Price are made after the Closing in connection with the Post-Closing Updated Portfolio Project Model pursuant to paragraph 3(c) and/or paragraph 3(d) of this Part III, as applicable, then (x) the Updated Portfolio Project Model shall be deemed to be the Closing Portfolio Project Model for all purposes of the Agreement and this Acquired Companies Annex and (y) the Base Purchase Price shall be adjusted prior to the Closing only by the Estimated Working Capital and by the amount of any adjustments to the Base Purchase Price (if any) that were included in the Updated Portfolio Project Model as delivered by Seller pursuant to this subparagraph 3(b), unless otherwise mutually agreed upon by the Parties prior to Closing. No adjustments shall be made to the Closing Purchase Price at any time following the Closing, other than in connection with any updates to the Post-Closing Updated Portfolio Project Model pursuant to paragraph 3(c) and/or paragraph 3(d) of this Part III. Seller shall use its good faith, Commercially Reasonable Efforts not to (and to cause its controlled Affiliates and the Project Companies to use their good faith, Commercially Reasonable Efforts not to) take any action prior to the Closing that would reasonably be expected to impact or alter the Pre-Closing Model Input Updates, except to the extent required by the Agreement and this Acquired Companies Annex or any Emerald Breeze Project Financing Document.

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(c)Within sixty (60) days after the Closing Date, or if there shall be any Delayed Asset(s), then within sixty (60) days after the earlier to occur of (i) the last of the Delayed Asset Closing(s) with respect to all Delayed Assets or (ii) the Delayed Asset Outside Date, Seller shall prepare and deliver to Purchaser a schedule of any proposed Closing Working Capital Input Updates and the proposed resulting adjustments, if any, to the amount of Estimated Working Capital, solely to the extent such adjustments result from the Closing Working Capital Input Updates (collectively, the “Post-Closing Working Capital Adjustments”), as determined in good faith by Seller to calculate the Actual Working Capital, together with a reasonably detailed calculation of such Closing Working Capital Input Updates and the Post-Closing Working Capital Adjustments. Concurrently with the delivery of such schedule, Seller shall deliver to Purchaser an updated Portfolio Project Model revised, if necessary (the “Post-Closing Updated Portfolio Project Model”), to reflect (i) any Closing Working Capital Input Updates and the proposed resulting Post-Closing Working Capital Adjustments, if any, and (ii) any Post-Closing Model Input Updates, and any proposed adjustments to the Closing Purchase Price, after giving effect to the Post-Closing Model Input Updates, that result in a return to Purchaser as set forth in cell “D44” in the worksheet labeled “DCF.” If, within fifteen (15) days following Seller’s delivery of the Post-Closing Updated Portfolio Project Model, Purchaser delivers a written dispute notice to Seller describing in reasonable detail the specific line items and values that are in dispute and the reasons for such dispute (such written notice, a “Post-Closing Dispute Notice”), such disputed items shall be subject to the dispute resolution provisions set forth in this paragraph 3(c) and paragraph 3(d) of this Part III below. If Purchaser does not deliver a Post-Closing Dispute Notice to Seller within fifteen (15) days following Seller’s delivery of the Post-Closing Updated Portfolio Project Model, then such Post-Closing Updated Portfolio Project Model delivered by Seller (including the Post-Closing Working Capital Adjustments and Post-Closing Model Input Updates, if any, set forth therein) shall be final and binding on the Parties for all purposes of the Agreement and this Acquired Companies Annex and no adjustment shall be made to the Estimated Working Capital, or the Closing Purchase Price, other than (x) those Post-Closing Working Capital Adjustments and adjustments to the Closing Purchase Price, if any, set forth in the Post-Closing Updated Portfolio Project Model, after giving effect to the Post-Closing Model Input Updates, that result in a return to Purchaser as set forth in cell “D44” in the worksheet labeled “DCF” and (y) any disputes to the Updated Portfolio Project Model set forth in a Pre-Closing Dispute Notice. If Purchaser timely delivers a Post-Closing Dispute Notice pursuant to this paragraph 3(c) of this Part III, then Seller and Purchaser shall in good faith attempt to resolve the particular items and values that are identified in the Post-Closing Dispute Notice (together with any remaining disputes identified in any Pre-Closing Dispute Notice) for a period of not less than ten (10) days commencing on the date on which the Post-Closing Dispute Notice is delivered to Seller.
(d)To the extent that any particular items or values identified in a Pre-Closing Dispute Notice or Post-Closing Dispute Notice, in each case, timely delivered by Purchaser, are not agreed upon by the Parties pursuant to paragraph 3(c) of this Part III (such items or values, collectively, the “Remaining Disputed Matters”), then either Seller or Purchaser shall be entitled to submit any such Remaining Disputed Matters to the Neutral Auditor for resolution of such dispute by delivering a written notice to the

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Neutral Auditor, with a copy to the other Party, describing in reasonable detail the specific line items and values comprising the Remaining Disputed Matters (and the reasons for such dispute) and such Party’s proposed resolution (and value) of each Remaining Disputed Matter. The other Party shall be entitled to submit to the Neutral Auditor its proposed resolution (and value) of each Remaining Disputed Matter (and reasons therefor). In submitting any Remaining Disputed Matters to the Neutral Auditor, each of the Parties shall concurrently furnish, at its own expense, to the Neutral Auditor and the other Party such documents and information as the Neutral Auditor may reasonably request. Seller and Purchaser shall, and they shall direct their respective Representatives to, cooperate fully with the Neutral Auditor, at their own expense. The Neutral Auditor, acting as an expert and not an arbitrator, shall resolve all Remaining Disputed Matters by determining the values to be ascribed thereto, and the resulting adjustments to the Closing Purchase Price. The Parties hereby agree that the Neutral Auditor shall decide only the values ascribed to the specific Remaining Disputed Matters in accordance with this paragraph 3 of this Part III (provided that the Neutral Auditor shall not ascribe a value to any Remaining Disputed Matter that is (i) greater than the greater of the two amounts submitted by the Parties for such Remaining Disputed Matter, or (ii) lower than the lower of the two amounts submitted by the Parties for such Remaining Disputed Matter; and provided, further, that following a determination of the Neutral Auditor with respect to any Remaining Disputed Matter(s), the Closing Portfolio Project Model shall be updated by the Parties as necessary to reflect any change in value ascribed to any specific Remaining Disputed Matters that are determined by the Neutral Auditor). The Neutral Auditor shall, within thirty (30) days after submission of any such dispute, deliver to Seller and Purchaser a written determination of the amounts for each of the Remaining Disputed Matters, determined in accordance with the terms of this paragraph 3 of this Part III, as applicable, including any resulting adjustment to the Closing Purchase Price, the Post-Closing Model Input Updates and/or the Closing Working Capital Input Updates. The determination of the Neutral Auditor pursuant to this paragraph 3(d) of this Part III shall be final, binding and conclusive on the Parties and their respective Affiliates, Representatives, successors and assigns. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor will be borne equally by Seller and Purchaser. Notwithstanding any provision in the Agreement and this Acquired Companies Annex to the contrary, the dispute resolution mechanism contained in this paragraph 3(d) of this Part III shall be the exclusive mechanism for resolving disputes, if any, regarding the calculation of (A) items or values of Pre-Closing Working Capital Input Updates, Pre-Closing Model Input Updates, Closing Working Capital Input Updates and/or Post-Closing Model Input Updates, in each case, to the extent that such items or values are Remaining Disputed Matters, and (B) the amount of resulting Post-Closing Working Capital Adjustments or adjustments to the Closing Purchase Price, as applicable, to be made, if any, in accordance with the terms hereof; provided, however, that, at any time, Seller and Purchaser may agree in writing to settle any or all of the Remaining Disputed Matters submitted to the Neutral Auditor, which agreement shall be final, conclusive and binding upon all of the Parties with respect to such Remaining Disputed Matter(s) so resolved; provided, that the Parties shall promptly provide a copy of such agreement to the Neutral Auditor and instruct the Neutral Auditor not to consider or resolve such agreed-upon Remaining Disputed Matter(s), it being agreed that if the Neutral Auditor nonetheless renders any determination regarding any such

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agreed-upon Remaining Disputed Matter(s) for any reason, such determination shall have no effect and the agreement of the Parties shall control.
(e)The Post-Closing Updated Portfolio Project Model as finally determined in accordance with subparagraph 3(c) and/or subparagraph 3(d) of this Part III, as applicable, shall be deemed to be the Closing Portfolio Project Model for all purposes of the Agreement and this Acquired Companies Annex.
(i)If any final determination or resolution of items or values, including as may be set forth in a Pre-Closing Dispute Notice or Post-Closing Dispute Notice, shall include (A) an adjustment to the Closing Purchase Price, as finally determined in accordance with paragraph 3(c) and/or paragraph 3(d) of this Part III, as applicable (a “Post-Closing Purchase Price Adjustment Payment”), and/or (B) a Post-Closing Working Capital Adjustment, in each case, as finally determined in accordance with paragraph 3(c) and/or paragraph 3(d) of this Part III, then:
A.if the sum of any such Post-Closing Purchase Price Adjustment Payment and Post-Closing Working Capital Adjustment Payment results in a determination of a Purchase Price that is lower than the amount of the Closing Purchase Price actually paid, or caused to be paid, by Purchaser at Closing, then Seller shall pay to Purchaser an amount in cash equal to the absolute value of the amount of such difference (as finally resolved in accordance with this paragraph 3 of this Part III), payable in accordance with subparagraph 3(e)(ii) below; and
B.if the sum of any such Post-Closing Purchase Price Adjustment Payment and Post-Closing Working Capital Adjustment Payment results in a determination of a Purchase Price that is higher than the Closing Purchase Price actually paid, or caused to be paid, by Purchaser at Closing, then Purchaser shall pay to Seller an amount in cash equal to the absolute value of the amount of such difference (as finally resolved in accordance with this paragraph 3 of this Part III), payable in accordance with subparagraph 3(e)(ii) below.
(ii)Any such payment pursuant to (A) or (B) above shall be due and payable within three (3) Business Days after the final determination of the Post-Closing Working Capital Adjustment Payment and/or Post-Closing Purchase Price Adjustment Payment, as applicable, as finally resolved in accordance with this paragraph 3 of this Part III.

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(f)As used herein, “Purchase Price” shall mean the Closing Purchase Price, as finally adjusted and determined pursuant to paragraph 3(c) and/or paragraph 3(d) of this Part III, as applicable. The Purchase Price, as so determined, shall be final and binding on the Parties for all purposes of the Agreement and this Acquired Companies Annex.
(g)All payments made pursuant to this paragraph 3 of this Part III shall be treated by the Parties as an adjustment to the Purchase Price for all purposes of the Agreement and this Acquired Companies Annex, including Tax purposes, unless otherwise required by law.

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PART IV: ADDITIONAL CLOSING DELIVERABLES
1.Additional Seller Closing Deliverables. In addition to the certificates, agreements and other documents expressly required by Section 3.2 of the Agreement to be delivered by Seller at or prior to the applicable Closing in connection with the Acquired Companies Acquisition to which this Acquired Companies Annex applies, at the Closing, Seller shall deliver to Purchaser the following certificates, agreements and other documents (if “none” is written below, then there are no additional Seller Closing deliverables):
(a)the Build-Out Agreement (Operating Projects and Contributed Projects), duly executed by NEER and NEP Renewables IV;
(b)the Build-Out Agreement (Emerald Breeze), duly executed by NEER and Emerald Breeze Holdings; and
(c)a counterpart, duly executed by SellCo, of the Emerald Breeze Holdings A&R LLC Agreement.
2.Additional Purchaser Closing Deliverables. In addition to the certificates, agreements and other documents expressly required by Section 3.3 of the Agreement to be delivered by Purchaser at or prior to the applicable Closing in connection with the Acquired Companies Acquisition to which this Acquired Companies Annex applies, at the Closing, Purchaser shall deliver to Seller the following certificates, agreements and other documents (if “none” is written below, then there are no additional Purchaser Closing deliverables):
(a)a counterpart, duly executed by each of Purchaser, NEP Renewables Holdings IV and NEP Renewables IV, of the Emerald Breeze Holdings A&R LLC Agreement.

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PART V: ADDITIONAL CLOSING CONDITIONS
1.Both Parties’ Obligation to Close. In addition to the conditions to each Party’s respective obligations to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies set forth in Section 3.4 of the Agreement, the respective obligations of each Party to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies are subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by agreement of Seller and Purchaser, in whole or in part, to the extent permitted by applicable Law) (if “none” is written below, then there are no additional conditions under Section 3.4 of the Agreement):
(a)Emerald Breeze Projects representing an aggregate nameplate capacity of at least 1.0 gigawatts shall have achieved Commercial Operation and the total nameplate capacity that has been installed, commissioned and placed-in-service at each such Emerald Breeze Project shall satisfy the requirements with respect to total nameplate capacity under the applicable Power Purchase Agreement(s) for such Emerald Breeze Project, and the Emerald Breeze Tax Equity Financing for each such Emerald Breeze Project shall have been consummated (excluding with respect to Deferred Contributions and other post-closing obligations set forth in the applicable Emerald Breeze Project Financing Documents), pursuant to and substantially in accordance with the terms of the applicable Emerald Breeze ECCA; and
(b)the Emerald Breeze Project Financing Documents shall be in full force and effect, except for any Emerald Breeze Project Financing Documents relating to any Delayed Projects, as determined pursuant to paragraph 2 of Part VII of this Acquired Companies Annex (but subject to subparagraph 1(b) of this Part V of this Acquired Companies Annex).
2.Seller’s Obligation to Close. In addition to the conditions to Seller’s obligation to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies, as set forth in Section 3.5 of the Agreement, the obligation of Seller to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies is subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Seller, in whole or in part, on or prior to the Closing Date, to the extent permitted by applicable Law) (if “none” is written below, then there are no additional conditions under Section 3.5 of the Agreement):
(a)none.
3.Purchaser’s Obligation to Close. In addition to the conditions to Purchaser’s obligation to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies set forth in Section 3.6 of the Agreement, the obligation of Purchaser to consummate the Acquired Companies Acquisition to which this Acquired Companies Annex applies is subject to the satisfaction or written waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Purchaser, in whole or in part, to the extent permitted by applicable Law) (if “none” is

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written below, then there are no additional conditions under Section 3.6 of the Agreement):
(a)Emerald Breeze Holdings and NEER shall have executed and delivered, on or prior to the Closing Date, the Build-Out Agreement (Emerald Breeze), which shall remain in full force and effect;
(b)NEP Renewables IV and NEER shall have executed and delivered, on or prior to the Closing Date, the Build-Out Agreement (Operating Projects and Contributed Projects), which shall remain in full force and effect;
(c)the CEPF MIPA shall be in full force and effect;

(d)Seller shall have delivered the Phase I Reports to Purchaser; and

(e)each of the conditions to the CEPF Initial Closing set forth in the CEPF MIPA shall be capable of satisfaction at the CEPF Initial Closing within three (3) Business Days following the Closing Date.

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PART VI: ADDITIONAL REPRESENTATIONS AND WARRANTIES:
1.Additional Seller Representations and Warranties: In addition to the representations and warranties of Seller set forth in Article IV of the Agreement, Seller hereby represents and warrants to Purchaser (if “none” is written below, then there are no additional representations and warranties under Article IV of the Agreement):
(a)none.
2.Additional Seller Representations and Warranties in respect of the Acquired Companies: In addition to the representations and warranties of Seller set forth in Article V of the Agreement, Seller hereby represents and warrants to Purchaser (if “none” is written below, then there are no additional representations and warranties under Article V of the Agreement):
(a)none.
3.Additional Purchaser Representations and Warranties: In addition to the representations and warranties of Purchaser set forth in Article VI of the Agreement, Purchaser hereby represents and warrants to Seller (if “none” is written below, then there are no additional representations and warranties under Article VI of the Agreement):
(a)none.

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PART VII: ADDITIONAL COVENANTS AND AGREEMENTS
1.Allocation of Purchase Price.
(a)For Tax purposes, the Purchase Price (including any adjustments thereto pursuant to paragraph 3 of Part III of this Acquired Companies Annex) shall be allocated among the assets of the Emerald Breeze Acquired Companies in a manner consistent with the cost segregation reports for each underlying project and among the assets of the other Acquired Companies in a manner consistent with Section 1060 of the Code and Treasury Regulations Section 1.338-6(b). The Purchase Price (including any adjustments thereto pursuant to paragraph 3 of Part III of this Acquired Companies Annex) shall be allocated among the SellCo Acquired Companies and the SellCo II Acquired Companies, and paid to SellCo and SellCo II, respectively, in accordance with the immediately foregoing sentence.
(b)Seller shall cause valid elections under Section 754 of the Code (and any corresponding provisions of state and local Tax Law) to be in effect for each of the Acquired Companies for the taxable period in which Purchaser acquires the Interests.
2.Commercial Operation; Emerald Breeze Tax Equity Financing.
(a)SellCo shall, and shall cause each of the Emerald Breeze Acquired Companies (and their subsidiaries) to, use their respective Commercially Reasonable Efforts to take such actions as are necessary or appropriate to (i) cause each of the Emerald Breeze Projects to have achieved Commercial Operation, (ii) cause the Emerald Breeze Tax Equity Financing to have been consummated with respect to each of the Emerald Breeze Projects and (iii) cause the Eight Point Wind Project to have obtained the NY PSC Approval; provided that, subject to subparagraph 1(b) of Part V of this Acquired Companies Annex, to the extent that (A) with respect to any Emerald Breeze Project, such Emerald Breeze Project shall not have achieved Commercial Operation or the Emerald Breeze Tax Equity Financing with respect to such Emerald Breeze Project shall not have been consummated prior to the Closing (an “Emerald Breeze Delay”) or (B) solely with respect to the Eight Point Wind Project, the NY PSC Approval shall not have been obtained prior to Closing (an “Eight Point Delay”), then, in any such case: (A) SellCo shall provide Purchaser with written notice thereof at least five (5) Business Days prior to the Closing Date; and (B) upon delivery of such notice, (x) such Emerald Breeze Project shall be deemed to be a Delayed Project, the Equity Interests in the applicable Emerald Breeze Project Company that owns such Delayed Project shall be deemed to be Delayed Assets, and such Project Company shall be deemed to be a Delayed Project Company, (y) solely with respect to an Eight Point Delay, the Equity Interests of the Eight Point Wind Project Company shall not be contributed to Emerald Breeze Holdings or any of its subsidiaries prior to the Delayed Asset Closing for the Eight Point Wind Project Company, and (z) the Updated Portfolio Project Model shall be adjusted, based on the Pre-Closing Model Input Updates and pursuant to subparagraph 3(b) of Part III of this Acquired Companies Annex, to reflect any change in the date upon which the Closing (or the Delayed Asset Closing with respect to such Delayed Project) is expected to occur, from the date on which the Closing (or, if applicable, the Delayed Asset Closing for such Delayed Project) was estimated to occur in the Effective Date Portfolio Project Model.
(b)In the event that, pursuant to in paragraph 2(a) of Part VII, there are any Delayed Assets at the Closing, then from and after the Closing until the earlier of (i) the Delayed Asset Closing with respect to such Delayed Assets or (ii) the Delayed Asset Outside Date, SellCo shall, and shall cause each Delayed Project Company to, use its Commercially Reasonable Efforts to take such actions as are necessary or appropriate (A) with respect to any Emerald Breeze Delay,

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to cause (I) such Delayed Project to achieve Commercial Operation and (II) the Emerald Breeze Tax Equity Financing with respect to such Delayed Project to be consummated, as applicable, and (B) solely with respect to an Eight Point Delay, to obtain the NY PSC Approval.
(c)SellCo and its Affiliates (other than Purchaser, NEP Renewables Holdings IV, any Acquired Company and each of their respective subsidiaries) shall solely bear the costs and expenses in connection with (i) causing the Emerald Breeze Projects (including any Delayed Projects) to achieve Commercial Operation and consummating the Emerald Breeze Tax Equity Financing of each of the Emerald Breeze Projects (including any Delayed Projects) and (ii) obtaining the NY PSC Approval.
(d)If there shall be any Delayed Projects, then at any time prior to the Delayed Asset Outside Date, promptly (and in any event within five (5) Business Days) following the date on which (i) with respect to an Emerald Breeze Delay, the applicable Delayed Project has both achieved Commercial Operation and the Emerald Breeze Tax Equity Financing with respect to such Delayed Project has been consummated or (ii) solely with respect to an Eight Point Delay, the NY PSC Approval has been obtained, SellCo shall deliver to Purchaser notice thereof and (A) to the extent the Equity Interests of such Delayed Project Company were not contributed to Emerald Breeze Holdings or one of its subsidiaries prior to the Closing (including with respect to the Eight Point Wind Project Company), such Equity Interests shall be so contributed (with respect to such Delayed Assets, the “Delayed Asset Closing”), and (B) in connection with Seller’s preparation and delivery of the Post-Closing Updated Portfolio Project Model pursuant to paragraph 3(c) of Part III of this Acquired Companies Annex, the Updated Portfolio Project Model shall be adjusted, based on the Post-Closing Model Input Updates, pursuant to paragraph 3(c) of Part III of this Acquired Companies Annex, to reflect any change in the date on which the Delayed Asset Closing with respect to such Delayed Project actually occurs (the date on which the Delayed Asset Closing actually occurs with respect to a Delayed Project and the related Delayed Assets, its “Delayed Asset Closing Date”), from the date on which such Delayed Asset Closing with respect to such Delayed Project was estimated to occur in the Closing Portfolio Project Model, if applicable.
(e)As used in the Agreement and this Acquired Companies Annex, the “Delayed Asset Outside Date” shall mean November 30, 2023; provided, however, that the Delayed Asset Outside Date may be extended upon the mutual written agreement of Seller and Purchaser, in which case, the term “Delayed Asset Outside Date” shall thereafter mean such date for all purposes of the Acquired Companies Acquisition.
3.Returned Projects
(a)If the Delayed Asset Closing for any Delayed Project shall not have occurred on or prior to the Delayed Asset Outside Date, then (i) within three (3) Business Days thereafter, to the extent such Delayed Assets had been contributed to Emerald Breeze Holdings or one of its subsidiaries prior to the Closing, all right, title and interest in and to the applicable Delayed Assets (“Returned Assets”) with respect to the Delayed Project Company (a “Returned Project Company”) that owns such Delayed Project (a “Returned Project”) shall be returned and transferred by the applicable Acquired Company to SellCo (or to an Affiliate of SellCo designated by SellCo to the extent permitted under the applicable Emerald Breeze Project Financing Documents), (a “Delayed Asset Return”), (ii) SellCo shall make payment to Purchaser in the amount of the applicable Delayed Asset Return Payment pursuant to subparagraph 1(a)(iv) of Part III and (iii) in connection therewith, the Post-Closing

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Updated Portfolio Project Model shall be adjusted pursuant to paragraph 3(c) of Part III to reflect the Delayed Asset Return Changes.
(b)In connection with any Delayed Asset Return, Seller shall pay to Purchaser an amount in cash equal to the applicable Returned Asset Value in accordance with subparagraphs 1(a) and 2 of Part III. Any such Returned Asset Value shall be paid by Seller in cash (a “Delayed Asset Return Payment”) by wire transfer of immediately available U.S. funds to such account or accounts as Purchaser may specify in a written notice given to Seller at least two (2) Business Days prior to the Delayed Asset Return Payment pursuant to subparagraph 2 of Part III within three (3) Business Days after determination of such Returned Asset Value.
(c)The Parties agree that, if there are Returned Assets, then for all purposes of the Agreement and this Acquired Companies Annex, the term “Project” and “Emerald Breeze Project” shall cease to include any Returned Project, the term “Project Company” and “Emerald Breeze Project Company” shall cease to include any Returned Project Company, and the Returned Projects and Returned Project Companies shall otherwise be deemed to be removed from the Agreement and this Acquired Companies Annex.
(d)For the avoidance of doubt, any Delayed Asset Return Payment paid pursuant to this paragraph 3 shall not be subject to, or count towards the calculation of, either the Deductible Amount or the Maximum Indemnification Amount.
4.Construction Costs. Seller has caused or shall cause all Construction Costs with respect to each of the Acquired Companies to be satisfied in full when due (whether before or after Closing); provided, however, that Seller shall be entitled to retain (a) the aggregate amount of any and all Subcontractor Delay Liquidated Damages received (whether before or after the Closing) by or with respect to any Project or Acquired Company, as applicable, and (b) the aggregate of all amounts received (whether before or after the Closing) by any of the Acquired Companies in connection with Network Upgrades (including any and all reimbursements).
5.Title Policies. Seller shall use its reasonable best efforts to obtain and deliver to Purchaser prior to the Closing an owner’s policy of title insurance in a form reasonably satisfactory to Purchaser with respect to each Project Site of an Operating Project Company other than those for which such policies of insurance are set forth on Schedule Title Policies as of the Effective Date.
6.Phase I Environmental Site Assessment. Notwithstanding anything in the Agreement (including provisions of Article X of the Agreement), Seller shall indemnify Purchaser for any Identified Environmental Losses (the “Environmental Reimbursement”). The Environmental Reimbursement shall not be subject to, nor count towards, any limitation on liability or procedures or other provisions of Article X of the Agreement.
7.Additional Agreements. To the extent the following agreements have not been entered into prior to the Effective Date, Seller will cause it and its Affiliates to enter into an administrative services agreement, operating and maintenance agreement and an energy management agreement, as applicable, with each of the Project Companies on terms consistent with those set forth in the Management Presentation.

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8.Identified Litigation Losses. Notwithstanding anything in the Agreement (including provisions of Article X of the Agreement), Seller shall indemnify Purchaser for any Identified Litigation Losses (the “Litigation Reimbursement”). The Litigation Reimbursement shall not be subject to, nor count towards, any limitation on liability or procedures or other provisions of Article X of the Agreement.
9.Elk II/Sholes HoldCo and Sac County Wind HoldCo Matters. Seller and Purchaser shall cooperate to prepare, and Seller shall submit, an application for FERC 203 approval regarding the proposed change of control of the Acquired Companies from Seller to Purchaser (the “FERC Approval”) as soon as practicable following the date hereof. As soon as practicable following the receipt by Seller of such approval, (i) pursuant to and in accordance with the terms of that certain Limited Liability Company Agreement of Elk II/Sholes HoldCo, dated as of October 13, 2022 (the “Elk II/Sholes Initial LLC Agreement”), automatically and without any further action by SellCo or Purchaser or their respective subsidiaries, the Elk II/Sholes Initial LLC Agreement shall be amended and restated, substantially in the form attached hereto as Exhibit C hereto (the “Elk II/Sholes A&R LLC Agreement”), to provide for, among other things, a single class of Equity Interests to be held by the then-current “Class B Members” thereof and Elk II/Sholes HoldCo to be member managed by its sole remaining member and (ii) pursuant to and in accordance with the terms of that certain Amended and Restated Limited Liability Company Agreement of Sac County Wind HoldCo, dated as of November 15, 2022 (the “Sac County Wind LLC Agreement”), automatically and without any further action by SellCo II or Purchaser or their respective subsidiaries, the Sac County Wind LLC Agreement shall be amended and restated, substantially in the form attached hereto as Exhibit D hereto (the “Sac County Wind A&R LLC Agreement”), to provide for, among other things, a single class of Equity Interests to be held by the then-current “Class B Members” thereof and Sac County Wind HoldCo to be member managed by its sole remaining member.

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PART VIII: TERMINATION
1.Termination. The Acquired Companies Acquisition contemplated by this Acquired Companies Annex, and, except as otherwise provided in Section 8.2 of the Agreement, the applicability of the provisions of the Agreement to such Acquired Companies Acquisition, may be terminated, and the transactions contemplated hereby or thereby may be abandoned, as follows:
(a)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by the mutual written consent of Seller and Purchaser at any time prior to the Closing with respect to such Acquired Companies Acquisition having occurred, such termination to be effective as of the date both Seller and Purchaser have signed such written consent;
(b)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, by either Purchaser or Seller, by written notice to the other, if the Closing with respect to such Acquired Companies Acquisition shall not have been consummated on or prior to the Outside Date, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that the right to terminate the Agreement with respect to such Acquired Companies Acquisition under this subparagraph 1(b) shall not be available to Purchaser or Seller, as applicable, if Purchaser or Seller, as applicable, has breached any of its respective representations and warranties contained in the Agreement with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex or has failed to perform or comply with any of its respective obligations, covenants, agreements or conditions with respect to such Acquired Companies Acquisition required to be performed or complied with by such Party under the Agreement, and such breach or failure has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;
(c)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by either Purchaser or Seller, by written notice to the other, if there shall be any Law that makes consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex illegal or otherwise prohibited, or there shall be in effect a final, non-appealable order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex (it being agreed that the Parties hereto shall comply with their obligations under Section 7.1 of the Agreement with respect to any adverse determination which is appealable), such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement;
(d)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Seller, by written notice to Purchaser, if Purchaser has breached or failed to perform any representation, warranty, covenant or agreement contained in the Agreement or in this Acquired Companies Annex or if any representation or warranty of Purchaser contained in the Agreement or in this Acquired Companies Annex shall be untrue and, as a result thereof, any Closing Condition applicable to the Acquired Companies

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Acquisition contemplated by this Acquired Companies Annex would not then be satisfied at the time of such breach or failure, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that if such breach or failure is curable by Purchaser prior to the Outside Date through the exercise of its Commercially Reasonable Efforts, then for so long as Purchaser continues to exercise such Commercially Reasonable Efforts, Seller may not terminate the Agreement as to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex under this subparagraph 1(d); provided, further, that Seller is not then in material breach of the terms of the Agreement applicable to such Acquired Companies Acquisition, and provided, further, that no cure period shall be required for a breach or failure which by its nature cannot be cured;
(e)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Purchaser, by written notice to Seller, if Seller has breached or failed to perform any representation, warranty, covenant or agreement contained in the Agreement or in this Acquired Companies Annex or if any representation or warranty of Seller contained in the Agreement or in this Acquired Companies Annex shall be untrue and, as a result thereof, any Closing Condition applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex would not then be satisfied at the time of such breach or failure, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; provided, however, that if such breach or failure is curable by Seller prior to the Outside Date through the exercise of its Commercially Reasonable Efforts, then for so long as Seller continues to exercise such Commercially Reasonable Efforts, Purchaser may not terminate the Agreement as to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex under this subparagraph 1(e); provided, further, that Purchaser is not then in material breach of the terms of the Agreement applicable to such Acquired Companies Acquisition; and provided, further, that no cure period shall be required for a breach or failure which by its nature cannot be cured;
(f)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Seller, by written notice to Purchaser, if all the Closing Conditions applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex have been satisfied (other than applicable Closing Conditions that by their nature are to be satisfied at the applicable Closing) or waived in writing by the applicable Party and Purchaser fails to consummate the Acquired Companies Acquisition contemplated by this Acquired Companies Annex at the applicable Closing, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement; or
(g)the Agreement may be terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex by Purchaser, by written notice to Seller, if all the Closing Conditions applicable to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex have been satisfied (other than applicable Closing Conditions that by their nature are to be satisfied at the applicable Closing) or waived in writing by the applicable Party and Seller fails to consummate the Acquired Companies Acquisition contemplated by

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this Acquired Companies Annex at the applicable Closing, such termination to be effective as of the date such written notice is deemed duly given, provided or furnished in accordance with Section 12.1 of the Agreement.
2.Effect of Termination. In addition to the applicable effects of the termination of an Acquired Companies Acquisition set forth in Section 8.2 of the Agreement, if the Agreement is validly terminated with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex pursuant to paragraph 1 of this Part VIII, there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective Representatives or Affiliates) with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex, the Agreement shall thereupon terminate with respect to the Acquired Companies Acquisition contemplated by this Acquired Companies Annex and become void and of no further force and effect and the consummation of the Acquired Companies Acquisition contemplated by this Acquired Companies Annex shall be abandoned without further action of the Parties, except as provided in Section 8.2 of the Agreement.
3.Outside Date. As used in this Acquired Companies Annex Agreement, the “Outside Date” shall mean March 31, 2023; provided, however:
(a)that if the condition set forth in subparagraph 1(a) of Part V of this Acquired Companies Annex is not satisfied as of March 31, 2023, but all other Closing Conditions have been satisfied or validly waived (other than those Closing Conditions that by their terms are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied at the Closing), then the Outside Date shall be extended automatically until the date that is three (3) Business Days after the condition set forth in subparagraph 1(a) of Part V of this Acquired Companies Annex has been satisfied, but no later than November 30, 2023, in which case the term “Outside Date” shall thereafter mean the earlier of such dates for all purposes of the Acquired Companies Acquisition; or
(b)that the Outside Date may be extended upon the mutual written agreement of Seller and Purchaser, in which case the term “Outside Date” shall thereafter mean such date for all purposes of the Acquired Companies Acquisition.

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PART IX: MODIFICATIONS TO AGREEMENT
The following provisions of the Agreement are amended as follows with respect to the Acquired Companies Acquisition to which this Acquired Companies Annex applies (if “none” is written below, then there are no modifications made to provisions of the Agreement under this Part IX):
(a)Exhibit A to the Agreement is hereby amended by adding the following additional definitions in appropriate alphabetical order:
“SellCo II” means NEP US SellCo II, LLC, a Delaware limited liability company.
“Seller” has the meaning given to it in the preamble; provided, that, for all the purposes of this Agreement, including the 2022-B Acquired Companies Annex, the term “Seller” shall be deemed to have the meaning set forth in the 2022-B Acquired Companies Annex, solely with respect to the 2022-B Acquired Companies.
(b)Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 2.1    Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, including any applicable Acquired Companies Annex, Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser, on the Closing Date, all of Seller’s right, title and interest in the Interests.”
(c)The first sentence of Section 3.1 of the Agreement is hereby amended and restated in its entirety to read as follows:
“With respect to each Acquired Companies Acquisition, subject to the satisfaction of the Closing Conditions applicable to such Acquired Companies Acquisition, or the waiver thereof by the Party entitled to waive the applicable Closing Condition, the closing of the sale of the Interests and the consummation of such Acquired Companies Acquisition (each, a “Closing”) shall take place at the offices of Seller (or at such other place as the Parties may designate in writing) on the third (3rd) Business Day following the date on which all of the applicable Closing Conditions have been satisfied (other than Closing Conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such Closing Conditions) or waived by the Party entitled to waive the applicable Closing Condition, or on such other Business Day thereafter on or prior to the Outside Date upon written notice of Closing delivered by Seller to Purchaser not less than five (5) Business Days in advance of such Closing Date.”
(d)Subparagraph (b) of Section 3.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    [Reserved];”

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(e)The first sentence of Article IV of the Agreement is hereby amended and restated in its entirety to read as follows:
“Except as disclosed in, or qualified by any matter set forth in, the Schedules provided by Seller with respect to each Acquired Companies Annex, as applicable, Seller hereby represents and warrants to Purchaser as follows and, as used below, Closing or Closing Date means, (a) with respect to each Project Company, Project, or otherwise, other than any Delayed Project Company, Delayed Project, or Delayed Asset, respectively, the Closing or the Closing Date, as applicable, and (b) with respect to any Delayed Project Company, Delayed Project, or Delayed Asset, the applicable Delayed Asset Closing or Delayed Asset Closing Date, respectively.”
(f)Section 4.3 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 4.3 The Interests. With respect to each Acquired Companies Annex, as of immediately prior to the Closing, each Seller shall be the sole owner of the Interests set forth opposite the name of such Seller on Schedule 5.2 to the applicable Acquired Companies Annex for such Acquired Company, and shall hold such Interests free of all Encumbrances or restrictions on transfer, other than (a) those arising under the Organizational Documents of any applicable Acquired Company, (b) those arising under this Agreement, (c) those securing Taxes not yet due and payable, (d) those arising under any applicable securities Laws of any jurisdiction, and (e) those described in Schedule 4.3 to the applicable Acquired Companies Annex for such Acquired Company. Except as described in Schedule 4.3 to the applicable Acquired Companies Annex for any Acquired Company, each Seller is the only Person with an interest in the profits, losses, distributions and capital of, or other economic interest in, each applicable Acquired Company. Each of the Interests is validly issued and fully paid. Each Seller shall have, immediately prior to the Closing, good and valid title to the Interests set forth opposite the name of such Seller on Schedule 5.2 to the applicable Acquired Companies Annex for such Acquired Company, free and clear of all Encumbrances other than as provided in the first sentence of this Section 4.3.”

(g)The first sentence of Article V of the Agreement is hereby amended and restated in its entirety to read as follows:
“Except as disclosed in, or qualified by any matter set forth in, the Schedules provided by Seller with respect to each Acquired Companies Annex, as applicable, Seller hereby represents and warrants to Purchaser with respect to each of the Acquired Companies described in such Acquired Companies Annex as follows, and, as used below, Closing or Closing Date means, (a) with respect to each Project Company, Project, or otherwise, other than any Delayed Project Company, Delayed Project, or Delayed Asset, respectively, the Closing or the Closing Date, as applicable, and (b) with respect to any Delayed Project Company, Delayed Project, or Delayed Asset, the applicable Delayed Asset Closing or Delayed Asset Closing Date, respectively.”

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(h)Subparagraph (a) of Section 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Schedule 5.2 to the applicable Acquired Companies Annex accurately sets forth the ownership structure and capitalization of each Acquired Company as of the Closing Date.”
(i)Subparagraph (c) of Section 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
“(c)    Except for ownership by an Acquired Company, directly or indirectly, of one or more other Acquired Companies, and except as set forth on Schedule 5.2 to the applicable Acquired Companies Annex, none of the Acquired Companies has subsidiaries or owns Equity Interests in any Person.”
(j)Section 5.4 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 5.4. Business. The Business of each of the applicable Acquired Companies is the only business operation carried on by such Acquired Company. The assets that each of the applicable Acquired Companies will have the right to use immediately after the applicable Closing will constitute the tangible assets that are sufficient to conduct its Business as conducted on the applicable Closing Date, except for such additional tangible assets that are expected to be acquired after the applicable Closing Date from future capital expenditures made by the applicable Project Company that are reflected in the applicable Project Model. Such assets, taken as a whole, are in good condition, normal wear and tear excepted. As of the Closing Date, the applicable Acquired Companies will have good title to the assets they purport to own, free and clear of any Encumbrances (other than Permitted Encumbrances) and will have valid leases, licenses or other rights to use the other assets referred to in the prior sentence, subject to the exception referred to in the prior sentence.”

(k)The reference to “the Company” in clause (h) of Section 5.9 of the Agreement shall be deemed to refer instead to “the Interests.”
(l)The first sentence of Section 5.12(g) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Other than as described in Schedule 5.12(g) to the applicable Acquired Companies Annex, there is no pending litigation known to any Acquired Company or Seller affecting the Property, nor any eminent domain proceedings affecting or threatened against the Property, nor, to Seller’s Knowledge, has there been any occurrence that is reasonably foreseeable to result in any such litigation.”

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(m)Section 5.14(e) and Section 5.14(f) of the Agreement are hereby deleted in their entirety and replaced with a new Section 5.14(e), a new Section 5.14(f) and a new Section 5.14(g) as follows:
“(e)    Except as set forth in Schedule 5.14(e) to the applicable Acquired Companies Annex, to Seller’s Knowledge, there has been no Release of any Hazardous Material as a result of acts or omissions of the Acquired Companies at or from any Property in connection with the Business that would reasonably be expected to result in a Material Adverse Effect.
(f)    Except as set forth in Schedule 5.14(f) or as provided in the Phase I Reports, Hazardous Materials are not present at, on, under, in, or about the Property or any real property that is the subject of any leases entered by any Acquired Company in connection with the Business (i) in violation of Environmental Law; (ii) that could reasonably be expected to give rise to liability under any applicable Environmental Law, materially interfere with the continued operations of the Business through and after the applicable Closing, or impair the value of the Property or any such leased property; or (iii) that could reasonably be expected to require remedial action.
(g)    This Section 5.14 contains the sole and exclusive representations and warranties of Seller with respect to Hazardous Materials, Environmental Laws, and other environmental matters, as identified herein.”
(n)Section 5.19 of the Agreement is hereby amended and restated in its entirety to read as follows:
Section 5.19 Financial Statements. Seller has made available to Purchaser true and complete copies of the unaudited financial statements of each Acquired Company related to the Operating Projects, in each case, consisting of a balance sheet for the period ending on the applicable Balance Sheet Date and the related statements of income for the period then ended (the “Financial Statements”). The Financial Statements were prepared in accordance with GAAP and fairly present, in all material respects, the financial position of each Acquired Company related to the Operating Projects as of the applicable Balance Sheet Date (subject to the absence of notes and normal year-end adjustments which are not material, either individually or in the aggregate).

(o)Section 6.5 of the Agreement is hereby amended and restated in its entirety to read as follows:
Section 6.5    Acquisition as Investment. Except as set forth on Schedule 6.5, Purchaser is acquiring each Interest described in the applicable Acquired Companies Annex for its own account as an investment without the present intent to sell, transfer or otherwise distribute the same to any other Person. Purchaser acknowledges that such Interest is not registered pursuant to the 1933 Act and that none of such Interest may be transferred, except pursuant to an effective registration statement under, or an applicable exception from registration under, the 1933 Act. Purchaser is an “accredited investor” as defined under Rule 501 promulgated under the 1933 Act.

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(p)Section 7.7 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 7.7    Updating.
(a)    With respect to the Emerald Breeze Projects, at any time prior to Closing, by written notice to Purchaser, Seller may supplement or amend any of the Schedules to include thereon any matters that have arisen after the Effective Date as a result of any actions or inactions of Seller and/or its Affiliates in respect of any Emerald Breeze Project Company, any Emerald Breeze Project or any Facility (other than the Elk City Wind Facility, Sac County Wind Facility or Sholes Wind Facility) that are not prohibited by Section 7.3, including any specific activities expected to be undertaken by Seller and its Affiliates during the Interim Period as set forth on Schedule 7.3. Any such Schedules that are supplemented or amended in accordance with this Section 7.7(a) shall be deemed so supplemented or amended for all purposes of this Agreement as if such matters were listed on such Schedules as of the Effective Date.
(b)    In addition to the supplements or amendments to the Schedules made by Seller pursuant to Section 7.7(a), Seller may from time to time notify Purchaser of any changes or additions to any of the Schedules to the Acquired Companies Annex that may be necessary to correct any matter that would otherwise constitute a breach of any representation or warranty of Seller in Articles IV or V or in the Acquired Companies Annex. No such updates made pursuant to this Section 7.7(b) shall be deemed to cure any inaccuracy of any representation or warranty made in this Agreement or in the Acquired Companies Annex as of the Effective Date or for purposes of Section 3.6(a), unless Purchaser specifically agrees thereto in writing; provided, however, that, if (i) the matter or matters giving rise to any such change or addition to the Schedules to the Acquired Companies Annex would, individually or collectively, cause the failure of one or more conditions to Closing set forth in Section 3.4 or Section 3.6(a) or (b) of the Agreement or Part V of the Acquired Companies Annex and (ii) the Closing shall occur as a result of the Purchaser’s waiving such conditions, then, notwithstanding anything to the contrary in the Agreement (including Article X) or the applicable Acquired Companies Annex, no such matter disclosed by Seller prior to the Closing that might constitute a breach of one or more representations or warranties of Seller in Articles IV or V of the Agreement, or in such Acquired Companies Annex, as of the Effective Date or as of the Closing Date shall be the basis for any Claim by Purchaser or any Purchaser Indemnified Party against Seller or any of its Affiliates, including any Indemnification Claim pursuant to Article X, other than to the extent of any Losses incurred by any Purchaser Indemnified Party arising out of a Third Party Claim.”
(q)The first sentence of Section 9.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:
“Seller shall be responsible for and indemnify Purchaser against any Tax with respect to any applicable Acquired Company that is attributable to a Pre-Closing Taxable Period or to that portion of a Straddle Taxable Period that ends on the applicable Closing Date (including, as applicable, any adjustment in the

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amount of any item of income, gain, loss, deduction, or credit of any Acquired Company, or any distributive share thereof, to the extent such adjustment results in an “imputed underpayment” as described in Code section 6225(b) or any analogous provision of state or local law); provided, however, that Seller shall not be liable for, and shall not indemnify Purchaser for, any liability for Taxes (i) that were included as a liability in calculating the applicable Post-Closing Working Capital Adjustment Payment; (ii) that were otherwise paid by Seller, (iii) that were recoverable from a Person other than the Purchaser or the applicable Acquired Companies or (iv) resulting from transactions or actions taken by Purchaser or the applicable Acquired Companies after the applicable Closing.”

(r)Section 12.10 of the Agreement is hereby amended and restated in its entirety to read as follows:
“Section 12.10        Assignment; Binding Effect.
(a)    At any time after the applicable Effective Date, Purchaser may assign (in whole or in part) to any of its Affiliates or subsidiaries (including NEP Renewables Holdings IV) any and all of Purchaser’s right, title, and interest and any or all of its obligations under this Agreement and the Acquired Companies Annex, without the consent of Seller (but with notice given prior to or concurrently with such assignment) if such subsidiary or Affiliate assumes in writing all of such rights, interests and obligations of Purchaser, upon which Purchaser shall be released from such rights, interests and obligations under this Agreement and the Acquired Companies Annex so assigned and assumed (as applicable). In addition, Purchaser or its assignee may assign its rights to indemnification under this Agreement to Purchaser’s or such assignee’s lenders for collateral security purposes, but such assignment shall not release Purchaser or such assignee from its obligations hereunder.
(b)    Except as provided in Section 12.10(a), neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party without the prior written consent of the other Party, and any attempt to do so will be void, except for assignments and transfers by operation of Law.
(c)    This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.”
(s)Section 12.14(a) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    This Agreement and each other Transaction Document (unless expressly provided otherwise therein), and all Disputes, claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or such Transaction Documents or the negotiation, execution or performance of this Agreement or such Transaction Documents (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or such Transaction

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Documents or as an inducement to enter into this Agreement or such Transaction Documents), whether for breach of contract, tortious conduct or otherwise, and whether predicated on common law, statute or otherwise, shall be governed by and construed in accordance with the internal substantive Laws of the State of Delaware without giving effect to any conflict or choice of law provision.”
(t)Section 12.15(c)(iii) of the Agreement is hereby amended and restated in its entirety to read as follows:
“(iii)    The award rendered by the arbitration panel shall be: (1) in writing, signed by the arbitrators and stating the reasons upon which the award is based; (2) rendered as soon as practicable after conclusion of the arbitration; and (3) final and binding upon the Parties without the right of appeal to the courts, including the question of cost of the arbitration and all matters related thereto. Each of the Parties agrees that any judgment rendered by the arbitrators against it may be entered in either (1) the Court of Chancery of the State of Delaware to the extent that such court has or can exercise jurisdiction or (2) any federal or state court of competent jurisdiction located within the State of Delaware, to the extent that the Court of Chancery of the State of Delaware does not have or cannot exercise jurisdiction, and any such judgment entered in either such court may be executed against such Party’s assets in any jurisdiction. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (1) THE COURT OF CHANCERY OF THE STATE OF DELAWARE TO THE EXTENT THAT SUCH COURT HAS OR CAN EXERCISE JURISDICTION AND (2) ANY FEDERAL OR STATE COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF DELAWARE, TO THE EXTENT THAT THE COURT OF CHANCERY OF THE STATE OF DELAWARE DOES NOT HAVE OR CANNOT EXERCISE JURISDICTION, AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING THAT IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HEREBY WAIVES, AND SHALL NOT ASSERT AS A DEFENSE IN ANY LEGAL DISPUTE, THAT (1) SUCH PARTY IS NOT SUBJECT THERETO, (2) SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT, OR IS NOT MAINTAINABLE, IN SUCH COURT, (3) SUCH PARTY’S PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, (4) SUCH ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (5) THE VENUE OF SUCH ACTION, SUIT OR PROCEEDING IS IMPROPER. A FINAL JUDGMENT IN ANY ACTION, SUIT OR PROCEEDING DESCRIBED IN THIS SECTION FOLLOWING THE EXPIRATION OF ANY PERIOD PERMITTED FOR APPEAL AND SUBJECT TO ANY STAY DURING APPEAL SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAWS. THE ARBITRATORS SHALL, IN ANY AWARD,

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ALLOCATE ALL OF THE COSTS OF THE BINDING ARBITRATION (OTHER THAN EACH PARTY’S INDIVIDUAL ATTORNEYS’ FEES AND COSTS RELATED TO THE PARTY’S PARTICIPATION IN THE ARBITRATION, WHICH FEES AND COSTS SHALL BE BORNE BY SUCH PARTY), INCLUDING THE FEES OF THE ARBITRATORS, AGAINST THE PARTY WHO DID NOT PREVAIL. UNTIL SUCH AWARD IS MADE, HOWEVER, THE PARTIES SHALL SHARE EQUALLY IN PAYING THE COSTS OF THE ARBITRATION.”

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EXHIBIT A-1

FORM OF BUILD-OUT AGREEMENT (EMERALD BREEZE)

[This form of Build-Out Agreement (Emerald Breeze) follows this cover page]

CONFIDENTIAL
Final Form
BUILD-OUT AGREEMENT

This BUILD-OUT AGREEMENT (this “Agreement”), dated as of December [●], 2022, is entered into by and between NEXTERA ENERGY RESOURCES, LLC, a Delaware limited liability company (“NextEra”), and EMERALD BREEZE HOLDINGS, LLC, a Delaware limited liability company (the “Emerald Breeze Holdings”). NextEra and Emerald Breeze Holdings shall be referred to herein collectively as the “Parties” and, individually, as a “Party.”
PRELIMINARY STATEMENTS:
1.(i) Appaloosa Run Wind, LLC, a Delaware limited liability company (“Appaloosa Run Wind Project Company”), is developing or has developed and owns a one hundred and seventy-one and eight tenths (171.8)-megawatt wind power electric generating facility located in Upton County, Texas (the “Appaloosa Run Wind Project”), (ii) Eight Point Wind, LLC, a Delaware limited liability company (“Eight Point Wind Project Company”), is developing or has developed and owns a one hundred and eleven and two tenths (111.2)-megawatt wind power electric generating facility located in Steuben County, New York (the “Eight Point Wind Project”), (iii) Great Prairie Wind, LLC, a Delaware limited liability company (“Great Prairie Wind Project Company”), is developing or has developed and owns a one thousand and twenty-nine and three tenths (1029.3)-megawatt wind power electric generating facility located in Hansford County, Texas and Texas County, Oklahoma (the “Great Prairie Wind Project”), and (iv) Yellow Pine Solar, LLC, a Delaware limited liability company (“Yellow Pine Solar Project Company”), is developing or has developed and owns a one hundred and twenty-five (125)-megawatt solar photovoltaic electric generating facility to be connected to an approximately sixty-five (65)-megawatt energy storage system both located in Clark County, Nevada (the “Yellow Pine Solar Project”). The Appaloosa Run Wind Project Company, Eight Point Wind Project Company, Great Prairie Wind Project Company, and Yellow Pine Solar Project Company are hereinafter collectively referred to as the “Project Owners,” and each as a “Project Owner.” The Appaloosa Run Wind Project, Eight Point Wind Project, and Great Prairie Wind Project are hereinafter collectively referred to as the “Wind Projects,” and each, individually, a “Wind Project.” The Yellow Pine Solar Project is hereinafter referred to as the “Solar Project.” The Wind Projects and the Solar Project are hereinafter collectively referred to as the “Projects” and each as a “Project.”
2.Emerald Breeze, LLC, a Delaware limited liability company (“Emerald Breeze”), owns one hundred percent (100%) of the limited liability company interests of each of the Appaloosa Run Wind Project Company, Eight Point Wind Project Company, Great Prairie Wind Project Company, and Yellow Pine Solar Project Company.
3.Emerald Breeze Class A Holdings, LLC, a Delaware limited liability company (“Emerald Breeze Class A Holdings”), owns one hundred percent (100%) of the Class A limited liability company interests of Emerald Breeze.
4.Emerald Breeze Holdings owns one hundred percent (100%) of the limited liability company interests of Emerald Breeze Class A Holdings.
5.Each of the Projects is located on the land described in the easements, rights of way, leases, deeds and other instruments in real property to which the applicable Project Owner is a party on the date hereof (“Project Easements”).
6.NextEra or its Affiliates own, or may in the future own, options to and/or may obtain, easements, leases or other land rights in neighboring or adjacent lands to one or more of the Projects (to the extent (x) within five (5) kilometers of any Wind Turbines of such applicable Wind Project, or (y) any such rights are reasonably expected to result in any Shading and Soiling Effect with respect to a Solar Project, or (z) any O&M Interference Effect or Transmission Access Effect (all such rights, to the extent of clauses (x), (y), or (z), the “Subsequent Phase Land Rights” and, together with the applicable Project Easements, the “Project Land Rights”)).

7.The Parties contemplate that the Subsequent Phase Land Rights will be used in connection with the construction of additional electric generation facilities and energy storage facilities.
8.The Parties wish to set forth the rights, obligations and restrictions binding on and in favor of the Parties and their Affiliates with respect to (a) the economic effects, if any, on a Project Owner (including any owner of a Project Owner) as a result of any Wind Interference Effect (with respect to any Wind Project), Shading and Soiling Effect (with respect to any Solar Project), Transmission Access Effect and/or O&M Interference Effect, as applicable, caused by the Implementation of Subsequent Phases, (b) ensuring that the participants in each Subsequent Phase possess sufficient real estate rights in respect to transmission lines on and across the lands covered by the applicable Project Easements to develop that Subsequent Phase (but excluding the placement of any electric generating equipment thereon) in an orderly manner and in a manner capable of being financed, and (c) the protection of each Project Owner’s rights under the applicable Interconnection Agreement, in each such case, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, and intending to be legally bound hereby, the Parties hereby agree to the following:
ARTICLE ONE
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1 Definitions. The following capitalized terms will have the respective meanings set forth below. In addition, any capitalized terms used but not defined herein shall have the meanings set forth in the LLC Agreement (as defined below).
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person will be deemed to be an Affiliate of any specified Person if such Person owns more than fifty percent (50%) of the voting securities of the specified Person, if the specified Person owns more than fifty percent (50%) of the voting securities of such Person, or if more than fifty percent (50%) of the voting securities of the specified Person and such Person are under common control. For purposes of this Agreement, Affiliates of the Class A Member include any investment funds or publicly-traded vehicles for the ownership of operating power generation or transmission assets (such as a “yield co”) controlled by the Class A Member, NextEra Energy, Inc., a Delaware corporation, and any Affiliate of NextEra Energy, Inc., which, notwithstanding anything to the contrary contained herein, shall expressly include NextEra Energy Partners, LP, a Delaware limited partnership (“NEP”), so long as NextEra or any Affiliate of NextEra controls (x) the general partner of NEP, (y) NextEra Energy Management Partners, LP, a Delaware limited partnership, in its capacity as the “Manager” under the Second Amended and Restated Management Services Agreement, dated as of August 4, 2017, by and among NEP, NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company, NextEra Energy Operating Partners, LP, a Delaware limited partnership, and NextEra Energy Management Partners, LP, a Delaware limited partnership, and (z) the EBH Manager.

“Affiliate Build-Out Agreement” has the meaning given in Section 2.1(a).
“Agreement” means this Build-Out Agreement, as amended from time to time.
“Build-Out Payment” means, as to the Project Owners, the amount set forth in cell C12 in the “DCF” tab of the Portfolio Project Model for the Projects after the Portfolio Project Model has been updated with any changes needed to take into account the Subsequent Phase Effect caused by a Subsequent Phase on the Projects, as determined by NextEra in consultation with the applicable Independent Engineer, Independent Wind Consultant, and Independent Transmission Consultant.
“Cash Adjustment” means, on any date of determination, with respect to any Subsequent Phase, as to the applicable Project(s), the amount of the Build-Out Payment for such Subsequent Phases.
“Class A Member” has the meaning ascribed to such term in the LLC Agreement.
“EBH Manager” has the meaning ascribed to the term “Manager” in the LLC Agreement.
“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession thereof, any county or municipal government, any governmental authority and any political subdivision, or agency of any of the foregoing, including courts, departments, commissions, boards, bureaus, regulatory bodies, agencies or other instrumentalities, including any regional transmission organizations or independent system operators.
“Implementation” or “Implement” or “Implemented” or “Implementing” means (i) with respect to a Subsequent Phase that is a wind farm, the construction, Repowering or commercial operation of any Wind Turbine, and (ii) with respect to a Subsequent Phase that is either an energy storage facility or an electric generation facility that is not a wind farm, the commencement of construction or commercial operation of such Subsequent Phase which could reasonably be expected to affect any Project; provided, however, that, in either clause (i) or (ii), “Implementation,” “Implement,” “Implemented” and “Implementing” shall not include any development activities, including any activities preparing the site for a Subsequent Phase.
“Independent Engineer” has the meaning, with respect to a Project, the entity or entities, as the context may require, set forth as the “Independent Engineer” for such Project on Schedule 1 hereto, or a successor independent engineer appointed by the EBH Manager.
“Independent Transmission Consultant” has the meaning, with respect to a Project, the entity or entities, as the context may require, set forth as the “Independent Transmission Consultant” for such Project on Schedule 1 hereto, or another transmission consultant appointed by the EBH Manager.
“Independent Wind Consultant” has the meaning, with respect to a Wind Project, the entity or entities, as the context may require, set forth as the “Independent Wind Consultant” for such Project on Schedule 1 hereto, or another wind consultant appointed by the EBH Manager.
“Interconnection Agreements” means, as to the applicable Project, (i) that certain Interconnection Agreement, dated July 31, 2020, by and among the New York Independent System Operator, Inc. and New York State Electric & Gas Corporation and Eight Point Wind, LLC, (ii) that certain Fourth Revised Amended and Restated Interconnection Agreement, dated December 13, 2021, by and among Southwest Power Pool, Inc., Southwestern Public Service Company, and Great Prairie Wind, LLC, and as further amended by the certain Fifth Revised Amended and Restated Interconnection Agreement dated August 10, 2022, entered into by and among Southwest Power Pool, Inc., Southwestern Public Service Company, and Great Prairie Wind, LLC, (iii) that certain Fifth Revised Amended and Restated Interconnection Agreement dated October 29, 2021, by and among Southwest Power Pool, Inc., Southwestern Public Service Company and Gruver Wind, LLC (as assignee of KODE Novus I, LLC), and (iv) that certain Large Generator Interconnection Agreement, dated December 4, 2018, by and among Yellow Pine Solar, LLC, Gridliance West LLC, and California Independent System Operator Corporation, and as further amended by that certain First Amendment to the Large Generator Interconnection Agreement dated August 24, 2021, among Yellow Pine Solar, LLC, Gridliance West LLC, and California Independent System Operator Corporation.
“Law” means any applicable statute, law, ordinance, regulation, rate, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.
“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Emerald Breeze Holdings, dated as of the date hereof, as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.
“NextEra” has the meaning given in the preamble to this Agreement.
“O&M Building” has the meaning given in Section 2.2.
“O&M Interference Effect” means the specifically identifiable increased costs or cash savings achieved by a Project due to the Implementation of a Subsequent Phase as a result of sharing the Subsequent Phase Rights, facilities and infrastructure, as all of the above are reasonably determined by the Independent Engineer.
“Parties” or “Party” has the meaning given in the preamble to this Agreement and shall include the respective successors and permitted assigns of each Party.
“Person” means a natural person, partnership, limited partnership, limited liability partnership, limited liability company, trust, business trust, estate, association, joint venture, cooperative, corporation, custodian, nominee or any other individual or entity in its own or any represented capacity.
“Phase Design” has the meaning given in Section 2.1(b).
“Point of Interconnection” has the meaning given in the applicable Interconnection Agreement.
“Portfolio Project Model” has the meaning set forth in the Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016, as amended, supplemented and modified by the Amendment to Amended and Restated Purchase and Sale Agreement, dated as of [●], 2022, and the 2022-B Acquired Companies Annex attached as Attachment 1 thereto, but solely with respect to each of the Project Owners in this Agreement. as modified from time to time pursuant to Section 2.1(i) of this Agreement for each Implementation of a Subsequent Phase for which a Cash Adjustment has been paid.
“Project” and “Projects” have the meanings given in paragraph 1 of the Preliminary Statements to this Agreement and shall include all related interconnection facilities and all other rights necessary for the ownership and operation of the Projects and the sale of power from the Projects.

“Project Easements” has the meaning given in paragraph 5 of the Preliminary Statements to this Agreement.
“Project Land Rights” has the meaning given in paragraph 6 of the Preliminary Statements to this Agreement.
“Project Owner” and “Project Owners” have the meanings given in paragraph 1 of the Preliminary Statements to this Agreement.
“Proximate Turbine” means any Wind Turbine located within five (5) kilometers of any Wind Turbine of each of the Projects, as applicable.
“Repowering” or “Repowered” means (i) changes or replacement of the equipment constituting an electric generation facility or energy storage facility which increases the transmission impact of such facility or (ii) the change of the height or rotor diameter or replacement of the equipment constituting a Wind Turbine with newer technology which increases the wake and/or transmission impact of such Wind Turbine.
“Shading and Soiling Effect” means the identified detrimental effect on a Project Owner due to the Implementation of a Subsequent Phase, calculated as a percentage reduction in the net capacity factor of the applicable Project set forth in the Portfolio Project Model as a result of shading and/or soiling created or increased by the presence of the Subsequent Phase in connection with the Implementation of such Subsequent Phase, all of the above as then reasonably determined by the Subsequent Phase Owner or the Independent Engineer; provided, that any Subsequent Phase comprising a wind energy project located at least one (1) kilometer from the applicable Project shall be deemed not to result in any Shading and Soiling Effect; and provided, further, that a Subsequent Phase’s effect as set forth above shall not be considered a “Shading and Soiling Effect” unless the Subsequent Phase Owner or the Independent Engineer, as applicable, reasonably determines that the anticipated amount of the Build-Out Payment for such Subsequent Phase would exceed Two Hundred Fifty Thousand Dollars ($250,000) for each of the Project Owners.
“Shared Facilities Agreement” has the meaning given in Section 2.2.
“Solar Project” has the meaning given in paragraph 1 of the Preliminary Statements to this Agreement.
“Subsequent Party” means, with respect to any Subsequent Phase, any Party, Affiliate of NextEra, or other valid successor or assignee thereof that owns or plans to develop such Subsequent Phase.
“Subsequent Phase” means any electric generation facility, expansion of an electric generation facility, energy storage facility, expansion of an energy storage facility or Repowering which is to be Implemented using the applicable Subsequent Phase Rights; provided that, for the avoidance of doubt, no electric generation facility or energy storage facility that is Implemented after giving effect to and complying with the terms and conditions of this Agreement (a “Compliant Project”), shall, subject to the immediately following sentence, be a “Subsequent Phase” for purposes of Section 2.1 of this Agreement. Notwithstanding the foregoing, (i) in the event that any electric generating equipment with capacity to generate more than 4.0 MW of electricity included in any Compliant Project is to be relocated or Repowered and such electric generating equipment is reasonably expected to result in any Shading and Soiling Effect (on a Solar Project), O&M Interference Effect or Transmission Access Effect after such relocation or Repowering, or (ii) in the event that any energy storage facility equipment included in any Compliant Project is to be relocated and such relocation is reasonably expected to result in a Transmission Access Effect after such relocation, then, in the case of the foregoing clauses (i) and (ii), the relocation or Repowering of such electric generating equipment or energy storage facility equipment, as applicable, will be treated as an Implementation of a Subsequent Phase for purposes of Section 2.1 (other than the first sentence thereof) of this Agreement, and (iii) in the event that such Compliant Project is a wind farm and more than two (2) Wind Turbines included in such Compliant Project are to be either relocated or Repowered and such Wind Turbines are Proximate Turbines or would be Proximate Turbines after such relocation, then the relocation or Repowering of such Wind Turbines will be treated as an Implementation of a Subsequent Phase for purposes of Section 2.1 (other than the first sentence thereof) of this Agreement. For avoidance of doubt, (1) no Project, action at any Project or action taken by any Project Owner shall be, or be deemed for any purpose to be, a Subsequent Phase and (2) any expansion, relocation or Repowering of the Wind Turbines at a Wind Project shall not be subject to this Agreement.
“Subsequent Phase Effect” means (i) with respect to a subsequent phase that is an electric generation facility or an energy storage facility, the net effect on a Project of the aggregate of any Transmission Access Effect, Shading and Soiling Effect and O&M Interference Effect, and (ii) with respect to a Subsequent Phase that is a wind farm, the net effect of the Wind Interference Effect on such Project.
“Subsequent Phase Land Rights” has the meaning given in paragraph 6 of the Preliminary Statements to this Agreement.
“Subsequent Phase Owner” means any Party or Affiliate of NextEra or any Subsequent Party which has or subsequently acquires Subsequent Phase Rights after the date of this Agreement.
“Subsequent Phase Rights” means (i) with respect to a Subsequent Phase that is an electric generation facility, the right to use (A) the Project Land Rights, (B) any facilities or infrastructure of a Project, or (C) the Transmission Facilities, and (ii) with respect to a Subsequent Phase that is an energy storage facility, the rights to use (A) any Project Easements, (B) any facilities or infrastructure of a Project, or (C) the Transmission Facilities, in each case of clause (i) and (ii), to the extent such right relates to the Implementation after the date hereof of a Subsequent Phase, (I) the expansion after the date hereof of a Subsequent Phase, (II) any relocation of electric storage facility equipment reasonably expected to have a Transmission Access Effect, and (III) the relocation or Repowering of more than two (2) Proximate Turbines after the date hereof, or the relocation or Repowering after the date hereof of electric generating equipment with the capacity to generate more than 4.0 MW of electricity at an electric generation facility (other than the Projects).

“Transferred Affiliate Build-Out Agreement” has the meaning given in Section 2.1(a).
“Transmission Access Effect” means, with respect to the Implementation of a Subsequent Phase, the identified detrimental effect on the applicable Project as a result of (i) a Subsequent Phase being granted access to and use of any of such Project’s Transmission Facilities, including any increase in line losses and any added costs, expenses or losses (including lost revenues, on a grossed up basis, and lost federal and state production tax credits) of the applicable Project associated with the energy production curtailment, down time or line loss of such Project resulting from the upgrading, tying into, starting up, testing, commissioning or use of any of its Transmission Facilities by the Subsequent Phase, and (ii) if such Subsequent Phase is an electric generation facility utilizing a point of interconnection within five (5) kilometers of a Project’s Point of Interconnection, to the extent not duplicative, the anticipated increased energy production curtailment incurred by a Project as a result of such Subsequent Phase interconnecting to the same transmission system as such Project. Any such calculation under clause (i) or clause (ii) above shall include (A) the effects of any Shared Facilities Agreement or other shared metering arrangement or protocol entered into between the applicable Project, the applicable Subsequent Phase and any other electric generation or energy storage facilities sharing, accessing or using the Transmission Facilities of the applicable Project in accordance with Section 2.2 or otherwise, and (B) lost revenues and lost federal investment tax credits and state tax credits of the applicable Project, in each case, as then reasonably determined by the Independent Transmission Consultant and, if relevant in the case of an energy storage facility, the Independent Engineer; provided, however, that a Subsequent Phase’s effect under (ii) above shall not be considered a “Transmission Access Effect” unless the Subsequent Phase Owner or the Independent Transmission Consultant, as applicable, reasonably determines that the anticipated amount of the Build-Out Payment for such Subsequent Phase would exceed Two Hundred Fifty Thousand Dollars ($250,000) for each of the Project Owners.

“Transmission Facilities” means a Project’s substation or any portion of the transmission line or facilities used by a Project Owner which are located on such Project’s side of its Point of Interconnection.
“Wind Interference Effect” means, with respect to the Implementation of a Subsequent Phase that is a wind farm (including Repowering or expansion thereof), the identified detrimental effect on a Project, calculated as a percentage reduction in the net capacity factor of the applicable Project set forth in the Portfolio Project Model as a result of wake effects created by the presence of Wind Turbines of such Subsequent Phase in connection with the Implementation of such Subsequent Phase, as then reasonably determined by the Independent Wind Consultant; provided that any Subsequent Phase comprising a solar energy project shall be deemed not to result in any Wind Interference Effect; provided, further, that a Subsequent Phase’s effect as set forth above shall not be considered a “Wind Interference Effect” unless the Subsequent Phase Owner or the Independent Wind Consultant, as applicable, reasonably determines that the anticipated amount of the Build-Out Payment for such Subsequent Phase would exceed Two Hundred Fifty Thousand Dollars ($250,000) for each of the Project Owners.
“Wind Project” has the meaning given in paragraph 1 of the Preliminary Statements to this Agreement.
“Wind Turbine” means a wind turbine generator, each including the following components: a tower, a nacelle, turbine blades, controller/low voltage distribution panel console (including interconnecting cabling from the nacelle to the ground controller), control panels, wind vanes, FAA lighting, grounding, and anemometers.

1.2 Rules of Interpretation.
(a)Titles, captions and headings in this Agreement are inserted for convenience only and will not be used for the purposes of construing or interpreting this Agreement.
(b)In this Agreement, unless a clear, contrary intention appears: (i) the singular includes the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, in the case of a Party, only if such assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (v) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder; (vi) reference to any Article or Section means such Article or Section of this Agreement, and references in any Article, Section or definition to any clause means such clause of such Article, Section or definition; (vii) “hereunder,” “hereof,” “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (ix) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including.”

(c)Words and abbreviations not defined in this Agreement that have well-known technical or power industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.
(d)This Agreement was negotiated and prepared by the Parties with advice of counsel to the extent deemed necessary by each Party. The Parties have agreed to the wording of this Agreement, and none of the provisions of this Agreement will be construed against one Party on the ground that such Party is the author of this Agreement or any part of this Agreement.

ARTICLE TWO
OBLIGATIONS AND RIGHTS OF THE PARTIES

2.1Rights to Develop Subsequent Phases.
(a)In accordance with the terms of this Agreement, Emerald Breeze Holdings acknowledges and agrees to the right of any Subsequent Phase Owner to Implement any Subsequent Phase. Each Party and each Subsequent Phase Owner which is a party hereto agrees that it will not Implement any Subsequent Phase, except in compliance with the procedures set forth in this Section 2.1. Without limiting the foregoing, NextEra agrees that it will not permit any of its Affiliates to Implement any Subsequent Phase unless such Affiliate complies with the procedures set forth in this Section 2.1 or enters into a build-out agreement with respect to such Subsequent Phase (an “Affiliate Build-Out Agreement”) in substantially the form of, or becomes a party to, this Agreement. In addition, NextEra further agrees that prior to it or any of its Affiliates selling or otherwise transferring any direct or indirect interest in an Affiliate of NextEra that has Subsequent Phase Rights to any non-Affiliate, it shall cause such Affiliate holding such Subsequent Phase Rights to become a party to this Agreement or to enter into a build-out agreement with respect to such Subsequent Phase Rights in substantially the form of this Agreement (a “Transferred Affiliate Build-Out Agreement”) unless the Affiliate holding such Subsequent Phase Rights continues to be controlled or managed directly or indirectly by NextEra. For the avoidance of doubt, any such Affiliate Build-Out Agreement or Transferred Affiliate Build-Out Agreement shall not apply to Subsequent Phase Rights acquired by a former Affiliate of NextEra (which is not an Affiliate at the time of such acquisition); rather, such acquisition by a former Affiliate of NextEra will instead be treated as an acquisition by an ordinary non-Affiliate of NextEra for purposes of this Agreement.
(b)Prior to beginning the Implementation of any Subsequent Phase, the Subsequent Phase Owner will, at its own expense, prepare and present to the applicable Project Owner a detailed development procedure (including the proposed design and construction timetable for the Subsequent Phase), and if appropriate, a new or modified metering protocol (the “Phase Design”) and determine on a preliminary basis (i) solely with respect to a Solar Project, the Shading and Soiling Effect (unless such Subsequent Phase does not result in any Shading and Soiling Effect on such Solar Project), (ii) solely with respect to a Wind Project, the Wind Interference Effect (unless such Subsequent Phase does not result in any Wind Interference Effect), (iii) the O&M Interference Effect, and (iv) the Transmission Access Effect. The applicable Project Owner and the Subsequent Phase Owner will calculate (1) solely with respect to a Solar Project, the Shading and Soiling Effect (unless such Subsequent Phase does not result in any Shading and Soiling Effect on such Solar Project), (2) solely with respect to a Wind Project, the Wind Interference Effect (unless such Subsequent Phase does not result in any Wind Interference Effect), (3) the O&M Interference Effect, and (4) the Transmission Access Effect; provided, however, that the applicable Project Owner and the Subsequent Phase Owner shall have no obligation to perform such calculation with respect to the Wind Interference Effect if the Subsequent Phase does not contain any Proximate Turbines of the applicable Project.

(c)Based on the Subsequent Phase Effect, if any, as reasonably determined by the Subsequent Phase Owner, NextEra will run the Portfolio Project Model for the applicable Project, in each case, changing the inputs or assumptions, as applicable, solely to give effect to the Subsequent Phase Effect as calculated on a preliminary basis.
(d)If the applicable Portfolio Project Model is modified for the Subsequent Phase Effect, as reasonably determined by the Subsequent Phase Owner on a preliminary basis, results in Build-Out Payment greater than zero, then NextEra will determine the relevant Cash Adjustment, assuming that the Subsequent Phase is built in accordance with the Phase Design. If the Portfolio Project Model as modified on a preliminary basis for the Subsequent Phase Effect is equal to zero, no further action is required under this Section 2.1(d).
(e)As a condition to Implementation of the Subsequent Phase, but only if the estimated Cash Adjustment is in excess of one million dollars ($1,000,000), the Subsequent Phase Owner will provide one or more guarantees by NextEra for the Cash Adjustment, or in lieu thereof, a letter of credit or other security in form and substance, and issued by a party, reasonably satisfactory to Emerald Breeze Holdings.
(f)Within ninety (90) days following the commencement of operation of a Subsequent Phase (or any portion thereof which could reasonably be expected to affect any Project) on a commercial basis, the Subsequent Phase Owner and the applicable Project Owner will cause (1) the Independent Engineer to provide a report analyzing and determining (A) the Shading and Soiling Effect (solely with respect to a Solar Project), (B) the Wind Interference Effect, and (C) the O&M Interference Effect, (2) the Independent Transmission Consultant to provide a report analyzing and determining (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in analyzing and determining) on a final basis the Transmission Access Effect, and (3) the Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the Independent Transmission Consultant (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in such reasonable determination)) to calculate the Subsequent Phase Effect and provide a report reflecting the final design and construction timetable (including changes in the projected construction schedule and operations date), and if appropriate, a new or modified metering protocol (each such report in subsections (1) through (3), a “Report” and collectively, the “Reports”); provided that if the Independent Engineer determines that the Subsequent Phase does not result in any O&M Interference Effect, Shading and Soiling Effect (solely with respect to a Solar Project), or Wind Interference Effect (solely with respect to a Wind Project), then the Subsequent Phase Effect shall be equal to the Transmission Access Effect, if any. The Reports shall be subject to review and comment as provided in Section 2.1(g) below.
(g)Based on the Subsequent Phase Effect, if any, as reasonably determined by the Independent Engineer (taking into account the Transmission Access Effect, if any, as reasonably determined by the Independent Transmission Consultant (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in such reasonable determination)) under Section 2.1(f), NextEra will re-run the Portfolio Project Model for the applicable Project, in each case, changing the inputs or assumptions, as applicable, solely to give effect to the final Subsequent Phase Effect.

(h)If the final determination of the Subsequent Phase Effect as reasonably determined by the Independent Engineer (taking into account the Transmission Access Effect, if any, as reasonably determined by the Independent Transmission Consultant (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in such reasonable determination)) and the Wind Interference Effect, if any, reasonably determined by the Independent Wind Consultant (and to the extent the analysis is beyond the scope of the Independent Wind Consultant, the Independent Engineer shall assist in such reasonable determination) is negative as to Emerald Breeze Holdings, NextEra will determine the Cash Adjustment, if any, and the Subsequent Phase Owner will, within thirty (30) days following the receipt of such determination (as obtained in Section 2.1(g) above), pay any such Cash Adjustment to Emerald Breeze Holdings. If the applicable Portfolio Project Model, as modified on a final basis for the final Subsequent Phase Effect, results in a Cash Adjustment equal to zero, then no further action is required under this Section 2.1(h).
(i)Upon payment of a Cash Adjustment to Emerald Breeze Holdings by NextEra, the Portfolio Project Model will be revised to reflect, with respect to the applicable Project, (A) the final Subsequent Phase Effect and (B) the final Cash Adjustment, and, as so revised, will be the Portfolio Project Model used for purposes of this Section 2.1 in respect of the next Subsequent Phase, if any.
(j)If Emerald Breeze Holdings disputes the calculation of a Cash Adjustment, the Subsequent Phase Owner and the Parties shall meet and work together in good faith to resolve such dispute. If the Subsequent Phase Owner and the Parties disputing the calculation cannot resolve such disagreement within twenty (20) days, the Subsequent Phase Owner shall pay the portion of any Cash Adjustment that is not in dispute, and the Subsequent Phase Owner and Emerald Breeze Holdings shall each appoint an independent expert to resolve such dispute. Thereafter, if such independent experts cannot agree within twenty (20) days of receiving all appropriate information, they shall jointly appoint a third independent expert whose decision shall be binding on the Subsequent Phase Owner and each of the Parties, and, failing agreement on such third independent expert within ten (10) days, such third independent expert shall be appointed by the International Chamber of Commerce upon the written request of the Subsequent Phase Owner or any Party. To the extent it is determined that any Cash Adjustment was not calculated correctly, the Subsequent Phase Owner shall make a supplemental Cash Adjustment (with interest at the prevailing rate) as necessary. The cost of the independent experts shall be the responsibility of the Subsequent Phase Owner unless Emerald Breeze Holdings or its Affiliates shall have acted in bad faith, in which case Emerald Breeze Holdings shall be obligated to pay such costs.
(k)NextEra will not and will not permit any Affiliate of NextEra to, and each Party agrees it will not, sell or transfer any Subsequent Phase Rights to another Subsequent Party, unless it simultaneously assigns and delegates to such Subsequent Party, and such Subsequent Party shall assume, the rights and obligations of the Subsequent Phase Owner under this Agreement to the extent relating to such Subsequent Phase or enters into a build-out agreement in respect of such Subsequent Phase in substantially the form of this Agreement; provided that, in connection with any assignment of any Subsequent Phase Rights relating to a Subsequent Phase which is being Implemented and for which a guaranty by NextEra, letter of credit or other security is outstanding, such guaranty, letter of credit or other security shall either remain in full force and effect or be replaced with another guaranty, letter of credit or other security in form and substance, and issued by a party which is, reasonably satisfactory to Emerald Breeze Holdings.
2.2Shared Facilities Agreement.
The Parties acknowledge that, as currently contemplated, the Implementation of one or more of the Subsequent Phases may require access to and use of the facilities (a) owned or leased by a Project Owner or (b) to which a Project Owner holds an easement, right-of-way or other interest, including a Project substation and the real property upon which such Project substation is located. To the extent that such facilities will accommodate Subsequent Phases on an ongoing operational basis (and excluding any temporary shared access for less than six (6) months that is addressed pursuant to any Transmission Access Effect and the adjustments therefor made pursuant to the terms hereof), prior to the commencement of construction in connection with such Subsequent Phase that will require access to and use of such facilities for purposes of its operations, the Subsequent Phase Owner shall become a party to a shared facilities agreement in accordance with the terms and conditions hereof. Each Project Owner agrees, upon the request of the Subsequent Phase Owner in respect of the Implementation of any Subsequent Phase, to execute and deliver a shared facilities agreement in a form to be agreed to by the Subsequent Phase Owner and the applicable Project Owner; provided that such agreement shall be on terms no less favorable to the Project Owner than generally available in an arm’s-length transaction and shall not result in a material adverse effect on any Project or Emerald Breeze Holdings (the “Shared Facilities Agreement”). At the request of the Subsequent Phase Owner, the applicable Project Owner will consider, in good faith and in its reasonable discretion, granting access to and use of (to the extent such Project Owner has the right to grant such access and use of) the operations and maintenance building used by its Project (the “O&M Building”) and the O&M Building site with respect to a Subsequent Phase but only where such access and use do not interfere with, and are not otherwise incompatible with, the use of such facilities and property by the applicable Project or any other previously constructed Subsequent Phase that has been granted access to and use of the O&M Building and O&M Building site. Each Party agrees that (i) to the extent that a Subsequent Phase shares, has been granted access to or uses the Transmission Facilities of a Project, the Shared Facilities Agreement (or a standalone metering agreement) will address shared metering protocols as needed to properly allocate line and/or load losses and charging and/or discharging (subject to the approval of the relevant offtaker, if applicable) between the Project, the applicable Subsequent Phase and any other electric generation or energy storage facilities sharing, accessing or using such Transmission Facilities of the applicable Project and (ii) the Shared Facilities Agreement will provide for the right and obligation of any Subsequent Phase to share, pro rata with the total installed capacity of the applicable Project and the Subsequent Phase at such time (taking into account such Subsequent Phase), in the benefits, costs and liabilities of certain Shared Facilities (to be defined in the Shared Facilities Agreement) of the applicable Project; provided that the Subsequent Phase shall not be obligated to pay a pro rata share of the capital costs of such existing Shared Facilities and no Project shall be obligated to pay a pro rata share of the capital costs of such new Shared Facilities constructed by the Subsequent Phase; provided, further, that, notwithstanding any of the foregoing, if any such sharing causes an increase in the costs (including capital costs and operation and maintenance costs) and/or liabilities of any Project, such Subsequent Phase will be solely responsible for such incremental increase (it being understood that any such incremental increase in costs shall be without duplication of any costs already incorporated into any Transmission Access Effect already taken into account as part of the determination of the Subsequent Phase Effect pursuant to Section 2.1). Nothing in this Section 2.2 shall prohibit (1) the placement of wind generating facilities or energy storage facilities on land described in the Project Easements and (2) the entry into or execution of any co-tenancy agreement or sub-easement or assignment of Project Easements in connection with such placement, so long as each of the following is satisfied: (A) the Subsequent Party Implementing such wind generating facility or energy storage facility assumes the rights and obligations of the Subsequent Phase Owner under this Agreement with respect to such facility or enters into a build out agreement in respect of such facility in substantially the form of this Agreement and (B) such placement and operation of the wind generating facility or energy storage facility is not otherwise incompatible with, the use of such land and Project Easements by the Project.

ARTICLE THREE
GENERAL PROVISIONS

3.1    Notices. Any notice to be given under this Agreement will be in writing and will be delivered by hand or express courier against written receipt, or sent by prepaid first class mail, e-mail or facsimile copy to the Persons and addresses specified below (or such other Person or address as a Party may previously have notified all other Parties in writing for that purpose). A notice will be deemed to have been served when delivered by hand or express courier at that address or received by, e-mail (provided, in the case of e-mail only, that a copy is sent by one of the other delivery methods described in this Section 3.1) or facsimile copy, or, if sent by registered mail as aforesaid, on the date delivered. The names and addresses for the service of notices referred to in this Section 3.1 are:

If to Emerald Breeze Holdings, to:

Emerald Breeze Holdings, LLC
700 Universe Boulevard
Juno Beach, FL 33408-0428
Attention: Corporate Secretary
Email: corporate-governance.sharedmailbox@nexteraenergy.com

If to NextEra, to:

NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
Attention: Director, Business Manager
Email: ASK-NEER-PF@nexteranergy.com

3.2No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and this Agreement will not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest in this Agreement.

3.3Amendment and Waiver. Neither this Agreement nor any term of this Agreement may be changed, amended or terminated orally, but only by written act of all of the Parties and subject to the terms of the LLC Agreement. No failure or delay on the part of a Party in the exercise of any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right preclude any other of further exercise thereof or of any other right.

3.4Binding Nature; Assignment; Consent to Assignment. This Agreement and all the terms, conditions, provisions and agreements herein contained shall run with the Project Land Rights and shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and a memorandum hereof shall be recorded in the appropriate local record, to the extent reasonably requested by any Project Owner or any of its respective members. Except as permitted by and in accordance with Section 2.1(k), no Party will assign its rights and obligations under this Agreement without the prior written consent of the other Parties, and any such assignment contrary to the terms of this Agreement will be null and void and of no force and effect; provided, however, that (i) each of the Parties will be entitled, without in any way being released from its obligations under this Agreement, to assign its rights and obligations under this Agreement to an Affiliate thereof, and (ii) Emerald Breeze Holdings or a Subsequent Phase Owner that becomes party to this Agreement in accordance with Section

2.1(a) or Section 2.1(k) hereof may assign its rights under this Agreement to any lender as collateral for its obligations in connection with any financing documents providing financing for a Project or a Subsequent Phase. Upon request of Emerald Breeze Holdings or such a Subsequent Phase Owner, any Party will execute a consent to said assignment to any such lender on reasonably acceptable terms and conditions.

3.5Governing Law. This Agreement is governed by and will be construed and interpreted in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of law thereof that may require the application of the Law of another jurisdiction.
3.6Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which, when taken together, will constitute one and the same instrument. Facsimile or electronic mail signatures (in .pdf format) will be accepted as original signatures for purposes of this Agreement.
3.7Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning and interpretation of this Agreement.
3.8Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement (provided the substance of the agreement between the Parties is not thereby materially altered), and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Laws, the Parties waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.
3.9Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior statements or agreements, whether oral or written, among the Parties with respect to such subject matter.
3.10No Agents. No Party or any Affiliate thereof has retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Agreement or the transactions contemplated hereby.
3.11Expenses. No Party will be responsible for paying any fees, costs or expenses incurred by any other Party in connection with the preparation, negotiation, execution or performance of this Agreement, except as otherwise provided in this Agreement.
3.12Specific Performance; Consequential Damages. Each Party hereto may enforce its rights and the obligations of the other Parties by the remedy of specific performance. Except as expressly provided herein, in no event shall any party be liable hereunder to any other party for any indirect, consequential damages of any nature whatsoever, whether based on contract or tort, or for any punitive or exemplary damages.

3.13Further Assurances.
Each Party hereto agrees to provide such information and to take such other actions as may be necessary or reasonably requested by another Party hereto, which are not inconsistent with the provisions of this Agreement and which do not involve assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement, including, without limitation, to amend this Agreement as reasonably requested by any lender or equity investor providing construction or term financing in connection with a Subsequent Phase; provided that any such amendment does not have a material adverse effect on any Project Owner or Emerald Breeze Holdings.
SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                        NEXTERA ENERGY RESOURCES, LLC

By:_______________________________________
Name:
Title:

                        EMERALD BREEZE HOLDINGS, LLC

By:_______________________________________
Name:
Title:

[Signature Page to Emerald Breeze Build-Out Agreement]

EXHIBIT A-2

FORM OF BUILD-OUT AGREEMENT (OPERATING PROJECTS AND
CONTRIBUTED PROJECTS)

[This form of Build-Out Agreement (Operating Projects and Contributed Projects) follows this cover page]
RLF1 28114541v.2
916425.18B-WILSR01A - MSW

CONFIDENTIAL
Final Form

BUILD-OUT AGREEMENT

This BUILD-OUT AGREEMENT (this “Agreement”), dated as of December [●], 2022, is entered into between NEXTERA ENERGY RESOURCES, LLC, a Delaware limited liability company (“NextEra”), and NEP RENEWABLES IV, LLC, a Delaware limited liability company (the “NEP Renewables IV”). NextEra and NEP Renewables IV shall be referred to herein collectively as the “Parties” and, individually, as a “Party.”
PRELIMINARY STATEMENTS:
1.(i) Alta Wind VIII, LLC, a Delaware limited liability company (“Alta Wind VIII Project Company”), is developing or has developed and owns a one hundred fifty (150) megawatt wind power electric generating facility located in Kern County, California (the “Alta Wind VIII Project”), (ii) Brady Wind, LLC, a Delaware limited liability company (“Brady Wind I Project Company”), is developing or has developed and owns a one hundred fifty (150) megawatt wind power electric generating facility located in Stark County, North Dakota (the “Brady Wind I Project”), (iii) Brady Wind II, LLC, a Delaware limited liability company (“Brady Wind II Project Company”), is developing or has developed and owns a one hundred forty-nine (149) megawatt wind power electric generating facility located in Stark and Hettinger Counties, North Dakota (the “Brady Wind II Project”), (iv) Elk City Renewables II, LLC, a Delaware limited liability company (“Elk City II Wind Project Company”), is developing or has developed and owns a one hundred six-point-nine (106.9) megawatt wind power electric generating facility located in Roger Mills and Beckham Counties, Oklahoma (the “Elk City II Wind Project”), (v) Golden West Power Partners, LLC, a Delaware limited liability company (“Golden West Wind Project Company”), is developing or has developed and owns a two hundred forty-nine (249) megawatt wind power electric generating facility located in El Paso County, Colorado (the “Golden West Wind Project”), (vi) Oliver Wind III, LLC, a Delaware limited liability company (“Oliver Wind III Project Company”), is developing or has developed and owns a ninety-nine (99) megawatt wind power electric generating facility located in Morton and Oliver Counties, North Dakota (the “Oliver Wind III Project”), (vii) Osborn Wind Energy, LLC, a Delaware limited liability company (“Osborn Wind Project Company”), is developing or has developed and owns a two hundred one (201) megawatt wind power electric generating facility located in Clinton and DeKalb Counties, Missouri (the “Osborn Wind Project”), (viii) Sac County Wind, LLC, a Delaware limited liability company (“Sac County Wind Project Company”), is developing or has developed and owns a eighty (80) megawatt wind power electric generating facility located in Sac County, Iowa (the “Sac County Wind Project”), and (ix) Sholes Wind, LLC, a Delaware limited liability company (“Sholes Wind Project Company”), is developing or has developed and owns a one hundred sixty (160) megawatt wind power electric generating facility located in Webster County, Nebraska (the “Sholes Wind Project”). The Alta Wind VIII Project Company, Brady Wind I Project Company, Brady Wind II Project Company, Elk City II Wind Project Company, Golden West Wind Project Company, Oliver Wind III Project Company, Osborn Wind Project Company, Sac County Wind Project Company, and Sholes Wind Project Company are hereinafter collectively referred to as the “Project Owners,” and each as a “Project Owner.” The Alta Wind VIII Project, Brady Wind I Project, Brady Wind II Project, Elk City II Wind Project, Golden West Wind Project, Oliver Wind III Project, Osborn Wind Project, Sac County Wind Project, and Sholes Wind Project are hereinafter collectively referred to as the “Projects” and each as a “Project.”
2.Tusk Wind Holdings, LLC, a Delaware limited liability company (“Tusk Wind Holdings”), owns one hundred percent (100%) of the membership interests of Alta Wind VIII Project Company.

3.Alta Wind Portfolio, LLC, a Delaware limited liability company (“Alta Wind Portfolio”), owns one hundred percent (100%) of the limited liability company interests of Tusk Wind Holdings.
4.Dogwood Wind, LLC, a Delaware limited liability company (“Dogwood Wind Company”), owns one hundred percent (100) of the limited liability company interests of each of the Oliver Wind Project Company and the Osborn Wind Project Company.
5.Dogwood Wind Holdings, LLC, a Delaware limited liability company (“Dogwood Wind Holdings”), owns one hundred percent (100%) of the Class A limited liability company interests of Dogwood Wind Company.
6.Southwest Wind, LLC, a Delaware limited liability company (“Elk City II Wind Tax Equity Entity”), owns one hundred percent (100%) of the limited liability company interests of Elk City II Wind Project Company.
7.Elk City Sholes Holdings, LLC, a Delaware limited liability company (“Elk City Sholes Holdings”), indirectly owns (a) one hundred percent (100%) of the Class A limited liability company interests of Elk City II Wind Tax Equity Entity and (b) one hundred percent (100%) of the limited liability company interests of Sholes Wind Holdings.
8.Golden West Wind Holdings, LLC, a Delaware limited liability company (“Golden West Wind Holdings”), owns one hundred percent (100%) of the Class A limited liability company interests of Golden West Wind Project Company.
9.Nokota Wind, LLC, a Delaware limited liability company (“Nokota Wind Company”), owns one hundred percent (100%) of the limited liability company interests of each of the Brady Wind I Project Company and the Brady Wind II Project Company.
10.Nokota Wind Holdings, LLC, a Delaware limited liability company (“Nokota Wind Holdings”), owns one hundred percent (100%) of the Class A limited liability company interests of Nokota Wind Company.
11.Sac County Wind Class A Holdings, LLC, a Delaware limited liability company (“Sac County Wind Holdings”), owns one hundred percent (100%) of the Class A limited liability company interests of Sac County Wind Project Company.
12.Sac County Wind Holdings, LLC, a Delaware limited liability company (“Sac County Wind Holdings Company”), owns one hundred percent (100%) of the limited liability company interests of Sac County Wind Holdings.
13.Sholes Wind Class A Holdings, LLC, a Delaware limited liability company (“Sholes Wind Holdings”), owns one hundred percent (100%) of the Class A limited liability company interests of Sholes Wind Project Company.
14.NEP Renewables IV owns one hundred percent (100%) of the limited liability company interests of each of Alta Wind Portfolio, Dogwood Wind Holdings, Elk City Sholes Holdings, Golden West Wind Holdings, Nokota Wind Holdings, and Sac County Wind Holdings Company.
15.Each of the Projects is located on the land described in the easements, rights of way, leases, deeds and other instruments in real property to which the applicable Project Owner is a party on the date hereof (“Project Easements”).

16.NextEra or its Affiliates own, or may in the future own, options to and/or may obtain, easements, leases or other land rights in neighboring or adjacent lands to one or more of the Projects (to the extent (x) within five (5) kilometers of any Wind Turbines of such applicable Project, or (y) any O&M Interference Effect or Transmission Access Effect (all such rights, to the extent of clauses (x) or (y), the “Subsequent Phase Land Rights” and, together with the applicable Project Easements, the “Project Land Rights”)).
17.The Parties contemplate that the Subsequent Phase Land Rights will be used in connection with the construction of additional electric generation facilities and energy storage facilities.
18.The Parties wish to set forth the rights, obligations and restrictions binding on and in favor of the Parties and their Affiliates with respect to (a) the economic effects, if any, on a Project Owner (including any owner of a Project Owner) as a result of any Wind Interference Effect, Transmission Access Effect and/or O&M Interference Effect, as applicable, caused by the Implementation of Subsequent Phases, (b) ensuring that the participants in each Subsequent Phase possess sufficient real estate rights in respect to transmission lines on and across the lands covered by the applicable Project Easements to develop that Subsequent Phase (but excluding the placement of any electric generating equipment thereon) in an orderly manner and in a manner capable of being financed, and (c) the protection of each Project Owner’s rights under the applicable Interconnection Agreement, in each such case, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, and intending to be legally bound hereby, the Parties hereby agree to the following:

ARTICLE ONE
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1Definitions. The following capitalized terms will have the respective meanings set forth below. In addition, any capitalized terms used but not defined herein shall have the meanings set forth in the LLC Agreement (as defined below).
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person will be deemed to be an Affiliate of any specified Person if such Person owns more than fifty percent (50%) of the voting securities of the specified Person, if the specified Person owns more than fifty percent (50%) of the voting securities of such Person, or if more than fifty percent (50%) of the voting securities of the specified Person and such Person are under common control. For purposes of this Agreement, Affiliates of the Class A Member include any investment funds or publicly-traded vehicles for the ownership of operating power generation or transmission assets (such as a “yield co”) controlled by the Class A Member, NextEra Energy, Inc., a Delaware corporation, and any Affiliate of NextEra Energy, Inc., which, notwithstanding anything to the contrary contained herein, shall expressly include NextEra Energy Partners, LP, a Delaware limited partnership (“NEP”), so long as NextEra or any Affiliate of NextEra controls (x) the general partner of NEP, (y) NextEra Energy Management Partners, LP, a Delaware

limited partnership, in its capacity as the “Manager” under the Second Amended and Restated Management Services Agreement, dated as of August 4, 2017, by and among NEP, NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company, NextEra Energy Operating Partners, LP, a Delaware limited partnership, and NextEra Energy Management Partners, LP, a Delaware limited partnership, and (z) the Class A Member.
“Affiliate Build-Out Agreement” has the meaning given in Section 2.1(a).
“Agreement” means this Build-Out Agreement, as amended from time to time.
“Build-Out Payment” means as to the Project Owners, the amount set forth in cell C12 in the “DCF” tab of the Portfolio Project Model for the Projects after the Portfolio Project Model has been updated with any changes needed to take into account the Subsequent Phase Effect caused by a Subsequent Phase on the Projects, as determined by NextEra in consultation with the applicable Independent Engineer, Independent Wind Consultant, and Independent Transmission Consultant.
“CEPF Managing Member” has the meaning ascribed to the term “Managing Member” in the LLC Agreement.
“CEPF MIPA” means that certain the Membership Interest Purchase Agreement, by and among NEP Renewables IV, NEP Renewables Holdings IV, LLC, NextEra Energy Partners, LP, and the Class B Purchasers (as defined therein) party thereto.
“Cash Adjustment” means, on any date of determination, with respect to any Subsequent Phase, as to the applicable Project(s), the amount of the Build-Out Payment for such Subsequent Phases.
“Class A Member” has the meaning ascribed to such term in the LLC Agreement.
“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession thereof, any county or municipal government, any governmental authority and any political subdivision, or agency of any of the foregoing, including courts, departments, commissions, boards, bureaus, regulatory bodies, agencies or other instrumentalities, including any regional transmission organizations or independent system operators.
“Implementation” or “Implement” or “Implemented” or “Implementing” means (i) with respect to a Subsequent Phase that is a wind farm, the construction, Repowering or commercial operation of any Wind Turbine, and (ii) with respect to a Subsequent Phase that is either an energy storage facility or an electric generation facility that is not a wind farm, the commencement of construction, or commercial operation of such Subsequent Phase which could reasonably be expected to affect any Project; provided, however, that in either clause (i) or (ii), “Implementation,” “Implement,” “Implemented” and “Implementing” shall not include any development activities, including any activities preparing the site for a Subsequent Phase.
“Independent Engineer” has the meaning, with respect to a Project, the entity or entities, as the context may require, set forth as the “Independent Engineer” for such Project on Schedule 1 hereto, or a successor independent engineer appointed by the CEPF Managing Member.
“Independent Transmission Consultant” has the meaning, with respect to a Project, the entity or entities, as the context may require, set forth as the “Independent Transmission Consultant” for such Project on Schedule 1 hereto, or another transmission consultant appointed by the CEPF Managing Member.

“Independent Wind Consultant” has the meaning, with respect to a Project, the entity or entities, as the context may require, set forth as the “Independent Wind Consultant” for such Project on Schedule 1 hereto, or another wind consultant appointed by the CEPF Managing Member.
“Interconnection Agreements” means as to the applicable Project, (i) that certain Large Generator Interconnection Agreement Co-Tenancy Agreement, dated March 8, 2010, by and among Alta Wind IV, LLC, Alta Wind V, LLC, Alta Wind VIII, LLC, Alta Windpower Development, LLC and Alta Interconnection Management II, LLC, (ii) that certain Standard Large Generator Interconnection Agreement (LGIA), dated April 29, 2010, by and among Alta Windpower Development, LLC, Alta Wind IV, LLC, Alta Wind V, LLC, Alta Wind VIII, LLC, Alta Interconnection Management II, LLC and Southern California Edison Company, (iii) that certain Standard Large Generator Interconnection Agreement, dated September 29, 2015, by and between Brady Wind, LLC and Western Area Power Administration, (iv) that certain Interim Generator Interconnection Agreement, dated December 5, 2016, by and among Southwest Power Pool, Inc., Basin Electric Power Cooperative and Brady Wind II, LLC, (v) that certain Large Generator Interconnection Agreement, dated May 23, 2016, by and between Oliver Wind III, LLC and Minnkota Power Cooperative, Inc., (vi) that certain Generator Interconnection Agreement, dated July 15, 2016, by and among Southwest Power Pool, Inc., Transource Missouri, LLC, and Osborn Wind Energy, LLC, (vii) that certain Standard Large Generator Interconnection Agreement, dated January 12, 2012, by and between Public Service Company of Colorado and Clipper Windpower Development Company, LLC for the Golden West Wind Generation Project, as further amended by that certain First Amendment to Standard Large Generator Interconnection Agreement, dated August 5, 2014, (viii) that certain Generator Interconnection Agreement, dated December 5, 2016, by and among Southwest Power Pool, Inc., Nebraska Public Power District and Sholes Wind Energy, LLC., as further amended or revised by that certain First Revised Generator Interconnection Agreement dated January 12, 2018 and those certain Second Revised Appendices to Generator Interconnection Agreement, dated April 25, 2019, (ix) that certain Interconnection Agreement, dated January 22, 2008, by and among Southwest Power Pool, Inc., Public Service Company of Oklahoma and Sandstone Wind, LLC, as further amended or revised by those certain Revised Large Generator Interconnection Agreement Appendices, dated January 21, 2011 among Southwest Power Pool, Inc. Public Service Company of Oklahoma and Elk City Renewables II, LLC, as successor in interest to Elk City II Wind, LLC and Generator Interconnection Agreement, dated April 8, 2020, (x) that certain Amended and Restated Generator Interconnection Agreement, dated June 3, 2019, by and among Midcontinent Independent System Operator, Inc., Richland Wind Energy LLC and MidAmerican Energy Company, as further assigned by that certain Amended and Restated Generator Interconnection Agreement, dated November 23, 2021.
“Law” means any applicable statute, law, ordinance, regulation, rate, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.
“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of NEP Renewables IV, dated as of [●], 2022, as may be amended, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.
“NextEra” has the meaning given in the preamble to this Agreement.
“O&M Building” has the meaning given in Section 2.2.
“O&M Interference Effect” means the specifically identifiable increased costs or cash savings achieved by a Project due to the Implementation of a Subsequent Phase as a result of sharing the Subsequent Phase Rights, facilities and infrastructure, as all of the above are reasonably determined by the Independent Engineer.

“Parties” or “Party” has the meaning given in the preamble to this Agreement and shall include the respective successors and permitted assigns of each Party.
“Person” means a natural person, partnership, limited partnership, limited liability partnership, limited liability company, trust, business trust, estate, association, joint venture, cooperative, corporation, custodian, nominee or any other individual or entity in its own or any represented capacity.
“Phase Design” has the meaning given in Section 2.1(b).
“Point of Interconnection” has the meaning given in the applicable Interconnection Agreement.
“Portfolio Project Model” has the meaning set forth in the CEPF MIPA but solely with respect to each of the Project Owners in this Agreement. as modified from time to time pursuant to Section 2.1(i) of this Agreement for each Implementation of a Subsequent Phase for which a Cash Adjustment has been paid.
“Project” and “Projects” have the meanings given in paragraph 1 of the Preliminary Statements to this Agreement and shall include all related interconnection facilities and all other rights necessary for the ownership and operation of the Projects and the sale of power from the Projects.
“Project Easements” has the meaning given in paragraph 16 of the Preliminary Statements to this Agreement.
“Project Land Rights” has the meaning given in paragraph 16 of the Preliminary Statements to this Agreement.
“Project Owner” and “Project Owners” have the meanings given in paragraph 1 of the Preliminary Statements to this Agreement.
“Proximate Turbine” means any Wind Turbine located within five (5) kilometers of any Wind Turbine of each of the Projects, as applicable.
“Repowering” or “Repowered” means (i) changes or replacement of the equipment constituting an electric generation facility or energy storage facility which increases the transmission impact of such facility or (ii) the change of the height or rotor diameter or replacement of the equipment constituting a Wind Turbine with newer technology which increases the wake and/or transmission impact of such Wind Turbine.
“Shared Facilities Agreement” has the meaning given in Section 2.2.
“Subsequent Party” means, with respect to any Subsequent Phase, any Party, Affiliate of NextEra, or other valid successor or assignee thereof that owns or plans to develop such Subsequent Phase.
“Subsequent Phase” means any electric generation facility, expansion of an electric generation facility, energy storage facility, expansion of an energy storage facility or Repowering which is to be Implemented using the applicable Subsequent Phase Rights; provided, that, for the avoidance of doubt, no electric generation facility or energy storage facility that is Implemented after giving effect to and complying with the terms and conditions of this Agreement (a “Compliant Project”), shall, subject to the immediately following sentence, be a “Subsequent Phase” for purposes of Section 2.1 of this Agreement. Notwithstanding the foregoing, (i) in the event that any electric generating equipment with capacity to generate more than 4.0 MW of electricity included in any Compliant Project is to be relocated or

Repowered and such electric generating equipment is reasonably expected to result in an O&M Interference Effect or Transmission Access Effect after such relocation or Repowering, or (ii) in the event that any energy storage facility equipment included in any Compliant Project is to be relocated and such relocation is reasonably expected to result in a Transmission Access Effect after such relocation, then, in the case of the foregoing clauses (i) and (ii), the relocation or Repowering of such electric generating equipment or energy storage facility equipment, as applicable, will be treated as an Implementation of a Subsequent Phase for purposes of Section 2.1 (other than the first sentence thereof) of this Agreement, and (iii) in the event that such Compliant Project is a wind farm and more than two (2) Wind Turbines included in such Compliant Project are to be either relocated or Repowered and such Wind Turbines are Proximate Turbines or would be Proximate Turbines after such relocation, then the relocation or Repowering of such Wind Turbines will be treated as an Implementation of a Subsequent Phase for purposes of Section 2.1 (other than the first sentence thereof) of this Agreement. For avoidance of doubt, (1) no Project, action at any Project or action taken by any Project Owner shall be, or be deemed for any purpose to be, a Subsequent Phase and (2) any expansion, relocation or Repowering of the Wind Turbines at a Project shall not be subject to this Agreement.
“Subsequent Phase Effect” means (i) with respect to a subsequent phase that is an electric generation facility or an energy storage facility, the net effect on a Project of the aggregate of any Transmission Access Effect and O&M Interference Effect, and (ii) with respect to a Subsequent Phase that is a wind farm, the net effect of the Wind Interference Effect on such Project.
“Subsequent Phase Land Rights” has the meaning given in paragraph 16 of the Preliminary Statements to this Agreement.
“Subsequent Phase Owner” means any Party or Affiliate of NextEra or any Subsequent Party which has or subsequently acquires Subsequent Phase Rights after the date of this Agreement.
“Subsequent Phase Rights” means (i) with respect to a Subsequent Phase that is an electric generation facility, the right to use (A) the Project Land Rights, (B) any facilities or infrastructure of a Project, or (C) the Transmission Facilities, and (ii) with respect to a Subsequent Phase that is an energy storage facility, the rights to use (A) any Project Easements, (B) any facilities or infrastructure of a Project, or (C) the Transmission Facilities, in each case of clause (i) and (ii), to the extent such right relates to the Implementation after the date hereof of a Subsequent Phase, (I) the expansion after the date hereof of a Subsequent Phase, (II) any relocation of electric storage facility equipment reasonably expected to have a Transmission Access Effect, and (III) the relocation or Repowering of more than two (2) Proximate Turbines after the date hereof, or the relocation or Repowering after the date hereof of electric generating equipment with the capacity to generate more than 4.0 MW of electricity at an electric generation facility (other than the Projects).

“Transferred Affiliate Build-Out Agreement” has the meaning given in Section 2.1(a).
“Transmission Access Effect” means, with respect to the Implementation of a Subsequent Phase, the identified detrimental effect on the applicable Project as a result of (i) a Subsequent Phase being granted access to and use of any of such Project’s Transmission Facilities, including any increase in line losses and any added costs, expenses or losses (including lost revenues, on a grossed up basis, and lost federal and state production tax credits) of the applicable Project associated with the energy production curtailment, down time or line loss of such Project resulting from the upgrading, tying into, starting up, testing, commissioning or use of any of its Transmission Facilities by the Subsequent Phase, and (ii) if such Subsequent Phase is an electric generation facility utilizing a point of interconnection within five (5) kilometers of a Project’s Point of Interconnection, to the extent not duplicative, the anticipated increased energy production curtailment incurred by a Project as a result of such Subsequent Phase interconnecting to the same transmission system as such Project. Any such calculation under clause (i) or clause (ii) above shall include (A) the effects of any Shared Facilities Agreement or other shared metering arrangement or protocol entered into between the applicable Project, the applicable Subsequent Phase and any other electric generation or energy storage facilities sharing, accessing or using the Transmission Facilities of the applicable Project in accordance with Section 2.2 or otherwise, and (B) lost revenues and lost federal investment tax credits and state tax credits of the applicable Project, in each case, as then reasonably determined by the Independent Transmission Consultant and, if relevant in the case of an energy storage facility, the Independent Engineer; provided, however, that a Subsequent Phase’s effect under (ii) above shall not be considered a “Transmission Access Effect” unless the Subsequent Phase Owner or the Independent Transmission Consultant, as applicable, reasonably determines that the anticipated amount of the Build-Out Payment for such Subsequent Phase would exceed Two Hundred Fifty Thousand Dollars ($250,000) for each of the Project Owners.
“Transmission Facilities” means a Project’s substation or any portion of the transmission line or facilities used by a Project Owner which are located on such Project’s side of its Point of Interconnection.
“Wind Interference Effect” means, with respect to the Implementation of a Subsequent Phase that is a wind farm (including Repowering or expansion thereof), the identified detrimental effect on a Project, calculated as a percentage reduction in the net capacity factor of the applicable Project set forth in the Portfolio Project Model as a result of wake effects created by the presence of Wind Turbines of such Subsequent Phase in connection with the Implementation of such Subsequent Phase, as then reasonably determined by the Independent Wind Consultant; provided that any Subsequent Phase comprising a solar energy project shall be deemed not to result in any Wind Interference Effect; provided, further, that a Subsequent Phase’s effect as set forth above shall not be considered a “Wind Interference Effect” unless the Subsequent Phase Owner or the Independent Wind Consultant, as applicable, reasonably determines that the anticipated amount of the Build-Out Payment for such Subsequent Phase would exceed Two Hundred Fifty Thousand Dollars ($250,000) for each of the Project Owners.
    “Wind Turbine” means a wind turbine generator, each including the following components: a tower, a nacelle, turbine blades, controller/low voltage distribution panel console (including interconnecting cabling from the nacelle to the ground controller), control panels, wind vanes, FAA lighting, grounding, and anemometers.

1.2Rules of Interpretation.
(a)Titles, captions and headings in this Agreement are inserted for convenience only and will not be used for the purposes of construing or interpreting this Agreement.
(b)In this Agreement, unless a clear, contrary intention appears: (i) the singular includes the plural and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, in the case of a Party, only if such assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (iii) reference to any gender includes each other gender; (iv) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (v) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder; (vi) reference to any Article or Section means such Article or Section of this Agreement, and references in any Article, Section or definition to any clause means such clause of such Article, Section or definition; (vii) “hereunder,” “hereof,” “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (ix) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including.”

(c)Words and abbreviations not defined in this Agreement that have well-known technical or power industry meanings in the United States are used in this Agreement in accordance with those recognized meanings.
(d)This Agreement was negotiated and prepared by the Parties with advice of counsel to the extent deemed necessary by each Party. The Parties have agreed to the wording of this Agreement, and none of the provisions of this Agreement will be construed against one Party on the ground that such Party is the author of this Agreement or any part of this Agreement.

ARTICLE TWO
OBLIGATIONS AND RIGHTS OF THE PARTIES

2.1Rights to Develop Subsequent Phases.
(a)In accordance with the terms of this Agreement, NEP Renewables IV acknowledges and agrees to the right of any Subsequent Phase Owner to Implement any Subsequent Phase. Each Party and each Subsequent Phase Owner which is a party hereto agrees that it will not Implement any Subsequent Phase, except in compliance with the procedures set forth in this Section 2.1. Without limiting the foregoing, NextEra agrees that it will not permit any of its Affiliates to Implement any Subsequent Phase unless such Affiliate complies with the procedures set forth in this Section 2.1 or enters into a build-out agreement with respect to such Subsequent Phase (an “Affiliate Build-Out Agreement”) in substantially the form of, or becomes a party to, this Agreement. In addition, NextEra further agrees that prior to it or any of its Affiliates selling or otherwise transferring any direct or indirect interest in an Affiliate of NextEra that has Subsequent Phase Rights to any non-Affiliate, it shall cause such Affiliate holding such Subsequent Phase Rights to become a party to this Agreement or to enter into a build-out agreement with respect to such Subsequent Phase Rights in substantially the form of this Agreement (a “Transferred Affiliate Build-Out Agreement”) unless the Affiliate holding such Subsequent Phase Rights continues to be controlled or managed directly or indirectly by NextEra. For the avoidance of doubt, any such Affiliate Build-Out Agreement or Transferred Affiliate Build-Out Agreement shall not apply to Subsequent Phase Rights acquired by a former Affiliate of NextEra (which is not an Affiliate at the time of such acquisition); rather, such acquisition by a former Affiliate of NextEra will instead be treated as an acquisition by an ordinary non-Affiliate of NextEra for purposes of this Agreement.
(b)Prior to beginning the Implementation of any Subsequent Phase, the Subsequent Phase Owner will, at its own expense, prepare and present to the applicable Project Owner a detailed development procedure (including the proposed design and construction timetable for the Subsequent Phase), and if appropriate, a new or modified metering protocol (the “Phase Design”) and determine on a preliminary basis (i) the Wind Interference Effect (unless such Subsequent Phase does not result in any Wind Interference Effect), (ii) the O&M Interference Effect, and (iii) the Transmission Access Effect. The applicable Project Owner and the Subsequent Phase Owner will calculate (1) the Wind Interference Effect (unless such Subsequent Phase does not result in any Wind Interference Effect), (2) the O&M Interference Effect, and (3) the Transmission Access Effect; provided, however, that the applicable Project Owner and the Subsequent Phase Owner shall have no obligation to perform such calculation with respect to the Wind Interference Effect if the Subsequent Phase does not contain any Proximate Turbines of the applicable Project.

(c)Based on the Subsequent Phase Effect, if any, as reasonably determined by the Subsequent Phase Owner, NextEra will run the Portfolio Project Model for the applicable Project, in each case changing the inputs or assumptions, as applicable, solely to give effect to the Subsequent Phase Effect as calculated on a preliminary basis.
(d)If the applicable Portfolio Project Model is modified for the Subsequent Phase Effect, as reasonably determined by the Subsequent Phase Owner on a preliminary basis, results in Build-Out Payment greater than zero, then NextEra will determine the relevant Cash Adjustment, assuming that the Subsequent Phase is built in accordance with the Phase Design. If the Portfolio Project Model as modified on a preliminary basis for the Subsequent Phase Effect is equal to zero, no further action is required under this Section 2.1(d).
(e)As a condition to Implementation of the Subsequent Phase, but only if the estimated Cash Adjustment is in excess of one million dollars ($1,000,000), the Subsequent Phase Owner will provide one or more guarantees by NextEra for the Cash Adjustment, or in lieu thereof, a letter of credit or other security in form and substance, and issued by a party, reasonably satisfactory to NEP Renewables IV.
(f)Within ninety (90) days following the commencement of operation of a Subsequent Phase (or any portion thereof which could reasonably be expected to affect any Project) on a commercial basis, the Subsequent Phase Owner and the applicable Project Owner will cause (1) the Independent Engineer to provide a report analyzing and determining (A) the Wind Interference Effect and (B) the O&M Interference Effect, (2) the Independent Transmission Consultant to provide a report analyzing and determining (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in analyzing and determining) on a final basis the Transmission Access Effect, and (3) the Independent Engineer (taking into account the Transmission Access Effect, if any, reasonably determined by the Independent Transmission Consultant (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in such reasonable determination)) to calculate the Subsequent Phase Effect and provide a report reflecting the final design and construction timetable (including changes in the projected construction schedule and operations date), and if appropriate, a new or modified metering protocol (each such report in subsections (1) through (3), a “Report” and , collectively, the “Reports”); provided that if the Independent Engineer determines that the Subsequent Phase does not result in any O&M Interference Effect or Wind Interference Effect, then the Subsequent Phase Effect shall be equal to the Transmission Access Effect, if any. The Reports shall be subject to review and comment as provided in Section 2.1(g) below.
(g)Based on the Subsequent Phase Effect, if any, as reasonably determined by the Independent Engineer (taking into account the Transmission Access Effect, if any, as reasonably determined by the Independent Transmission Consultant (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in such reasonable determination)) under Section 2.1(f), NextEra will re-run the Portfolio Project Model for the applicable Project, in each case changing the inputs or assumptions, as applicable, solely to give effect to the final Subsequent Phase Effect.
(h)If the final determination of the Subsequent Phase Effect as reasonably determined by the Independent Engineer (taking into account the Transmission Access Effect, if any, as reasonably determined by the Independent Transmission Consultant (and to the extent any of the analysis is beyond the scope of the Independent Transmission Consultant, the Independent Engineer shall assist in such reasonable determination)) and the Wind Interference Effect, if any, reasonably determined by the Independent Wind Consultant (and to the extent the analysis is beyond the scope of the Independent Wind Consultant, the Independent Engineer shall assist in such reasonable determination) is negative as to NEP Renewables IV, NextEra will determine the Cash Adjustment, if any, and the Subsequent Phase Owner

will, within thirty (30) days following the receipt of such determination (as obtained in Section 2.1(g) above), pay any such Cash Adjustment, as applicable, due to NEP Renewables IV. If the applicable Portfolio Project Model, as modified on a final basis for the final Subsequent Phase Effect, results in a Cash Adjustment equal to zero, then no further action is required under this Section 2.1(h).
(i)Upon payment of a Cash Adjustment to NEP Renewables IV by NextEra, the Portfolio Project Model will be revised to reflect, with respect to the applicable Project, (A) the final Subsequent Phase Effect and (B) the final Cash Adjustment and, as so revised, will be the Portfolio Project Model used for purposes of this Section 2.1 in respect of the next Subsequent Phase, if any.
(j)If NEP Renewables IV disputes the calculation of a Cash Adjustment, the Subsequent Phase Owner and the Parties shall meet and work together in good faith to resolve such dispute. If the Subsequent Phase Owner and the Parties disputing the calculation cannot resolve such disagreement within twenty (20) days, the Subsequent Phase Owner shall pay the portion of any Cash Adjustment that is not in dispute, and the Subsequent Phase Owner and NEP Renewables IV shall each appoint an independent expert to resolve such dispute. Thereafter, if such independent experts cannot agree within twenty (20) days of receiving all appropriate information, they shall jointly appoint a third independent expert whose decision shall be binding on the Subsequent Phase Owner and each of the Parties, and failing agreement on such third independent expert within ten (10) days such third independent expert shall be appointed by the International Chamber of Commerce upon the written request of the Subsequent Phase Owner or any Party. To the extent it is determined that any Cash Adjustment was not calculated correctly, the Subsequent Phase Owner shall make a supplemental Cash Adjustment (with interest at the prevailing rate) as necessary. The cost of the independent experts shall be the responsibility of the Subsequent Phase Owner unless NEP Renewables IV or its Affiliates shall have acted in bad faith, in which case NEP Renewables IV shall be obligated to pay such costs.
(k)NextEra will not and will not permit any Affiliate of NextEra to, and each Party agrees it will not, sell or transfer any Subsequent Phase Rights to another Subsequent Party, unless it simultaneously assigns and delegates to such Subsequent Party, and such Subsequent Party shall assume, the rights and obligations of the Subsequent Phase Owner under this Agreement to the extent relating to such Subsequent Phase or enters into a build-out agreement in respect of such Subsequent Phase in substantially the form of this Agreement; provided that, in connection with any assignment of any Subsequent Phase Rights relating to a Subsequent Phase which is being Implemented and for which a guaranty by NextEra, letter of credit or other security is outstanding, such guaranty, letter of credit or other security shall either remain in full force and effect or be replaced with another guaranty, letter of credit or other security in form and substance, and issued by a party which is, reasonably satisfactory to NEP Renewables IV.
2.2Shared Facilities Agreement. The Parties acknowledge that, as currently contemplated, the Implementation of one or more of the Subsequent Phases may require access to and use of the facilities (a) owned or leased by a Project Owner or (b) to which a Project Owner holds an easement, right-of-way or other interest, including a Project substation and the real property upon which such Project substation is located. To the extent that such facilities will accommodate Subsequent Phases on an ongoing operational basis (and excluding any temporary shared access for less than six (6) months that is addressed pursuant to any Transmission Access Effect and the adjustments therefor made pursuant to the terms hereof), prior to the commencement of construction in connection with such Subsequent Phase that will require access to and use of such facilities for purposes of its operations, the Subsequent Phase Owner shall become a party to a shared facilities agreement in accordance with the terms and conditions hereof. Each Project Owner agrees, upon the request of the Subsequent Phase Owner in respect of the Implementation of any Subsequent Phase, to execute and deliver a shared facilities agreement in a form to be agreed to by the Subsequent Phase Owner and the applicable Project Owner; provided that such agreement shall be on terms no less favorable to the Project Owner than generally available in an arm’s-length transaction and shall not result in a material adverse effect on any Project or NEP Renewables IV

(the “Shared Facilities Agreement”). At the request of the Subsequent Phase Owner, the applicable Project Owner will consider, in good faith and in its reasonable discretion, granting access to and use of (to the extent such Project Owner has the right to grant such access and use of) the operations and maintenance building used by its Project (the “O&M Building”) and the O&M Building site with respect to a Subsequent Phase but only where such access and use do not interfere with, and are not otherwise incompatible with, the use of such facilities and property by the applicable Project or any other previously constructed Subsequent Phase that has been granted access to and use of the O&M Building and O&M Building site. Each Party agrees that (i) to the extent that a Subsequent Phase shares, has been granted access to or uses the Transmission Facilities of a Project, the Shared Facilities Agreement (or a standalone metering agreement) will address shared metering protocols as needed to properly allocate line and/or load losses and charging and/or discharging (subject to the approval of the relevant offtaker, if applicable) between the Project, the applicable Subsequent Phase and any other electric generation or energy storage facilities sharing, accessing or using such Transmission Facilities of the applicable Project and (ii) the Shared Facilities Agreement will provide for the right and obligation of any Subsequent Phase to share, pro rata with the total installed capacity of the applicable Project and the Subsequent Phase at such time (taking into account such Subsequent Phase), in the benefits, costs and liabilities of certain Shared Facilities (to be defined in the Shared Facilities Agreement) of the applicable Project; provided that the Subsequent Phase shall not be obligated to pay a pro rata share of the capital costs of such existing Shared Facilities and no Project shall be obligated to pay a pro rata share of the capital costs of such new Shared Facilities constructed by the Subsequent Phase; provided, further, that, notwithstanding any of the foregoing, if any such sharing causes an increase in the costs (including capital costs and operation and maintenance costs) and/or liabilities of any Project, such Subsequent Phase will be solely responsible for such incremental increase (it being understood that any such incremental increase in costs shall be without duplication of any costs already incorporated into any Transmission Access Effect already taken into account as part of the determination of the Subsequent Phase Effect pursuant to Section 2.1). Nothing in this Section 2.2 shall prohibit (1) the placement of wind generating facilities or energy storage facilities on land described in the Project Easements and (2) the entry into or execution of any co-tenancy agreement or sub-easement or assignment of Project Easements in connection with such placement, so long as each of the following is satisfied: (A) the Subsequent Party Implementing such wind generating facility or energy storage facility assumes the rights and obligations of the Subsequent Phase Owner under this Agreement with respect to such facility or enters into a build out agreement in respect of such facility in substantially the form of this Agreement and (B) such placement and operation of the wind generating facility or energy storage facility is not otherwise incompatible with, the use of such land and Project Easements by the Project.

ARTICLE THREE
GENERAL PROVISIONS

3.1Notices. Any notice to be given under this Agreement will be in writing and will be delivered by hand or express courier against written receipt, or sent by prepaid first class mail, e-mail or facsimile copy to the Persons and addresses specified below (or such other Person or address as a Party may previously have notified all other Parties in writing for that purpose). A notice will be deemed to have been served when delivered by hand or express courier at that address or received by, e-mail (provided, in the case of e-mail only, that a copy is sent by one of the other delivery methods described in this Section 3.1) or facsimile copy, or, if sent by registered mail as aforesaid, on the date delivered. The names and addresses for the service of notices referred to in this Section 3.1 are:

If to a Project Owner, to:

NEP Renewables IV, LLC
700 Universe Boulevard
Juno Beach, FL 33408-0428
Attention: Brian Chung
Email: Brian.Chung@nexteraenergy.com

If to NextEra, to:

NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
Attention: Director, Business Manager
Email: ASK-NEER-PF@nexteraenergy.com

3.2No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns, and this Agreement will not otherwise be deemed to confer upon or give to any other third party any right, claim, cause of action, or other interest in this Agreement.
3.3Amendment and Waiver. Neither this Agreement nor any term of this Agreement may be changed, amended or terminated orally, but only by written act of all of the Parties and subject to the terms of the LLC Agreement. No failure or delay on the part of a Party in the exercise of any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any such right preclude any other of further exercise thereof or of any other right.

3.4Binding Nature; Assignment; Consent to Assignment. This Agreement and all the terms, conditions, provisions and agreements herein contained shall run with the Project Land Rights and shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns and a memorandum hereof shall be recorded in the appropriate local record, to the extent reasonably requested by any Project Owner or any of its respective members. Except as permitted by and in accordance with Section 2.1(k), no Party will assign its rights and obligations under this Agreement without the prior written consent of the other Parties, and any such assignment contrary to the terms of this Agreement will be null and void and of no force and effect; provided, however, that (i) each of the Parties will be entitled, without in any way being released from its obligations under this Agreement, to assign its rights and obligations under this Agreement to an Affiliate thereof, and (ii) NEP Renewables IV or a Subsequent Phase Owner that becomes party to this Agreement in accordance with Section 2.1(a) or Section 2.1(k) hereof may assign its rights under this Agreement to any lender as collateral for its obligations in connection with any financing documents providing financing for a Project or a Subsequent Phase. Upon request of NEP Renewables IV or such a Subsequent Phase Owner, any Party will execute a consent to said assignment to any such lender on reasonably acceptable terms and conditions.
3.5Governing Law. This Agreement is governed by and will be construed and interpreted in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of law thereof that may require the application of the Law of another jurisdiction.
3.6Counterparts. This Agreement may be executed in counterparts, each of which will be an original, but all of which, when taken together, will constitute one and the same instrument. Facsimile or electronic mail signatures (in .pdf format) will be accepted as original signatures for purposes of this Agreement.

3.7Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning and interpretation of this Agreement.
3.8Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement (provided the substance of the agreement between the Parties is not thereby materially altered), and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Laws, the Parties waive any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.
3.9Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter of this Agreement, and supersedes all prior statements or agreements, whether oral or written, among the Parties with respect to such subject matter.
3.10No Agents. No Party or any Affiliate thereof has retained any broker, agent or finder or incurred any liability or obligation for any brokerage fees, commissions or finder fees with respect to this Agreement or the transactions contemplated hereby.
3.11Expenses. No Party will be responsible for paying any fees, costs or expenses incurred by any other Party in connection with the preparation, negotiation, execution or performance of this Agreement, except as otherwise provided in this Agreement.
3.12Specific Performance; Consequential Damages. Each Party hereto may enforce its rights and the obligations of the other Parties by the remedy of specific performance. Except as expressly provided herein, in no event shall any party be liable hereunder to any other party for any indirect, consequential damages of any nature whatsoever, whether based on contract or tort, or for any punitive or exemplary damages.
3.13Further Assurances. Each Party hereto agrees to provide such information and to take such other actions as may be necessary or reasonably requested by another Party hereto, which are not inconsistent with the provisions of this Agreement and which do not involve assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement, including, without limitation, to amend this Agreement as reasonably requested by any lender or equity investor providing construction or term financing in connection with a Subsequent Phase; provided that any such amendment does not have a material adverse effect on any Project Owner or NEP Renewables IV.
SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

                        NEXTERA ENERGY RESOURCES, LLC

By:_______________________________________
Name:
Title:

                        NEP RENEWABLES IV, LLC

By:_______________________________________
Name:
Title:

[Signature Page to NEP Renewables IV Build-Out Agreement]